Prospectus Supplement dated May 28, 2004

To Prospectus dated February 20, 2004

$100,000,000 (approximate)

Lehman Home Equity Loan Trust 2004-3

Home Equity Loan Asset-Backed Certificates, Series 2004-3

Home Loan and Investment Bank, F.S.B., as Seller and Servicer	Lehman ABS Corporation, as Depositor

Certificate	Certificate Principal Balance	Certificate Rate	Price to Public	Underwriting Discount	Proceeds to the Depositor (2)
Class A	$100,000,000	Variable (1)	100.0%	0.35%	99.65%
Total Offered Certificates	$100,000,000				$99,650,000

(1)

The pass-through rate for the Class A Certificates is calculated as described under “Summary” and “Description of the Certificates—The Certificate Rate”.

(2)

Before deducting expenses, estimated to be approximately $300,000.

The Certificates

•

represent the entire beneficial interest in a trust, whose assets are a group of fixed-rate and adjustable-rate home equity loans.

•

currently have no trading market.

•

are not deposits and are not guaranteed by the Federal Deposit Insurance Corporation.

•

are obligations of the trust only and are not obligations of the seller and servicer or its affiliates.

Credit Enhancement

•

will be provided in the form of a spread account and an irrevocable and unconditional certificate guaranty insurance policy issued by Ambac Assurance Corporation.

The Trust

•

will make a REMIC election for federal income tax purposes.

Review the information in Risk Factors on page S-8 of this prospectus supplement and on page 1 in the accompanying prospectus.

For complete information about the Class A Certificates, read both this prospectus supplement and the accompanying prospectus.  This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Page

SUMMARY

S-1

RISK FACTORS

S-8

THE CERTIFICATE INSURER

S-14

HOME LOAN AND INVESTMENT BANK, F.S.B.

S-16

DESCRIPTION OF THE MORTGAGE LOANS

S-21

PREPAYMENT AND YIELD CONSIDERATIONS

S-33

ASSUMED MORTGAGE LOAN CHARACTERISTICS

S-37

DESCRIPTION OF THE CERTIFICATES

S-39

DESCRIPTION OF THE PURCHASE AGREEMENT

S-63

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

S-64

USE OF PROCEEDS

S-64

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

S-64

STATE TAXES

S-66

ERISA CONSIDERATIONS

S-67

LEGAL INVESTMENT CONSIDERATIONS

S-67

UNDERWRITING

S-67

EXPERTS

S-68

LEGAL MATTERS

S-68

RATINGS

S-68

INDEX OF DEFINED TERMS

S-70

ANNEX I

A-1

[This Page Intentionally Left Blank]

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the Class A Certificates, it is necessary that you read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total of the scheduled principal balances of the statistic calculation mortgage loans as of April 30, 2004, unless we specify otherwise. We explain in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Distributions of Principal” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of the scheduled principal balances of the statistic calculation mortgage loans as of April 30, 2004, unless we specify otherwise.

Offered Certificates

Certificate	Certificate Rate	Principal Balance (1)	Last Scheduled Distribution Date (2)	CUSIP
Class A	Variable (3)	$100,000,000	August 15, 2035	525180CH6

(1)

The principal balance is approximate, as described in this prospectus supplement.

(2)

The last scheduled distribution date with respect to the Class A Certificates is the date which is thirteen months after the distribution date immediately following the month of the last due date of the latest maturing mortgage loan.  The actual final distribution date may be earlier or later, and could be substantially earlier, than the last scheduled distribution date.

(3)

The Class A Certificates will accrue interest at a rate of one-month LIBOR + 0.35% on or prior to the optional termination date (or one-month LIBOR + 0.70% following the optional termination date), up to a maximum rate described herein.

The Trust

Lehman Home Equity Loan Trust 2004-3 will be formed by Lehman ABS Corporation.  Home Loan and Investment Bank, F.S.B. will sell the mortgage loans to Lehman ABS Corporation and Lehman ABS Corporation will deposit the mortgage loans with the Trust.  Deutsche Bank National Trust Company will act as trustee for the benefit of the certificateholders.

The Certificates

On the closing date, expected to be June 3, 2004, the trust will issue the Class A Certificates, which are senior certificates.

On the closing date, the trust will also issue the Class R Certificates, which are subordinated certificates.

The Class A Certificates will be offered for purchase in denominations of $25,000 and multiples of $1 in excess thereof.  The Class R Certificates are not being offered to the public.

Registration of Class A Certificates

The trust will issue the Class A Certificates in book-entry form.  You will hold your interests either through a depository in the United States or through one of two depositories in Europe.  While the certificates are book-entry they will be registered in the name of the applicable depository, or in the name of the depository’s nominee.  Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system.  Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories.  The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

We refer you to “RISK FACTORS—Book-Entry Certificates”; “DESCRIPTION OF THE CERTIFICATES—Book-Entry Certificates” and “ANNEX I” in this prospectus supplement for more detail.

Trust Property

The trust property is held by the trustee for the benefit of the certificateholders.  The trust property includes:

•

a group of fixed-rate and adjustable-rate home equity loans secured by first-lien and second-lien deeds of trust or mortgages on primarily one- to four-family residential properties;

•

payments on the initial mortgage loans received after April 30, 2004 (other than payments relating to interest accrued on any initial mortgage loan through the related due date in April 2004) and payments on the subsequent mortgage loans received after the related cut-off date (other than payments relating to interest accrued on any subsequent mortgage loan through the related due date in the calendar month of the related cut-off date);

•

property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•

rights of the depositor under the mortgage loan purchase agreement pursuant to which the depositor purchased the mortgage loans from the seller.  Under certain circumstances, if the representations and warranties made by the seller about the mortgage loans are breached, then it will be obligated to repurchase those mortgage loans;

•

rights of the seller under any hazard insurance policies covering the mortgaged properties;

•

the spread account, the basis risk reserve fund, the pre-funding account and the capitalized interest account;

•

the unconditional certificate guaranty insurance policy and any payments thereunder;

•

the interest rate corridor and certain payments thereunder; and

•

certain other property.

The Mortgage Loans

On June 3, 2004, the trust will acquire an initial pool of mortgage loans consisting of fixed-rate and adjustable-rate, fully amortizing mortgage loans.  Set forth below is selected information about the mortgage loans that have been identified by the seller to be sold to the trust on the closing date, called the statistic calculation mortgage loans.  The information in this prospectus supplement with respect to each statistic calculation mortgage loan is based on information for that statistic calculation mortgage loan as of April 30, 2004.  On or prior to the closing date, approximately $10,398,825 of additional mortgage loans will be delivered to the trust.  The statistic calculation mortgage loans, together with the additional mortgage loans, will constitute the initial mortgage loans.  The initial mortgage loans will have a cut-off date of the later of the close of business on April 30, 2004 or the date of origination of the related initial mortgage loan.

Statistic Calculation Mortgage Loans

•

number of mortgage loans:  718

•

aggregate principal balance:  $64,601,175.43

•

mortgaged property location:  22 states

•

average principal balance:  $89,973.78

•

maximum principal balance:  $725,000.00

•

loan rate range:  5.150% to 13.400%

•

weighted average loan rate:  6.967% (approximate)

•

first lien: 86.97% (approximate)

•

second lien: 13.03% (approximate)

•

weighted average original term to maturity, based on principal balance:  329 months (approximate)

•

original term to maturity range:  60 to 360 months

•

weighted average remaining term to stated maturity, based on principal balance:  327 months (approximate)

•

remaining term to stated maturity range:  56 months to 360 months

•

last maturity date:  May 2034

•

combined loan-to-value ratio range:  4.62% to 94.36%

•

weighted average combined loan-to-value ratio:  69.12% (approximate)

Prior to the issuance of the certificates, certain of the statistic calculation mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any mortgage loans that fully prepay or default will be removed.  Other mortgage loans, together with the additional mortgage loans, will be included in the initial mortgage pool prior to the issuance of the certificates.  However, the removal and inclusion of such mortgage loans and the addition of the subsequent mortgage loans will not materially alter the characteristics of the statistic calculation mortgage loans as described in this prospectus supplement, although the range of loan rates and maturities and certain other characteristics of the mortgage loans as described in this prospectus supplement may vary.

Subsequent Mortgage Loans

On the closing date, the seller will deposit funds into a pre-funding account from the proceeds from the sale of the mortgage loans to the depositor.  The initial pre-funding deposit amount will not be more than $25,000,000.  The trust will use this amount to buy subsequent mortgage loans from the seller from time to time on or prior to July 31, 2004.  The subsequent mortgage loans will have a cut-off date of the later of the close of business on the last day of the month preceding the month in which the related mortgage loan is conveyed to the trust and the date of origination of the related subsequent mortgage loan.

We refer you to “DESCRIPTION OF THE MORTGAGE LOANS” in this prospectus supplement for more detail.

Servicer

Home Loan and Investment Bank, F.S.B. will act as servicer.

We refer you to “HOME LOAN AND INVESTMENT BANK, F.S.B.” in this prospectus supplement for more detail.

Servicing

The servicer will be responsible for servicing, managing and making collections on the mortgage loans.  The servicer will deposit all collections in respect of the mortgage loans into the collection account.  Each calendar month the servicer will be paid a portion of the interest payments as a fee for its services.  The amount of the fee paid to the servicer is based on the balance of the pool of mortgage loans as of the first day of that calendar month.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Servicing Compensation and Payment of Expenses” in this prospectus supplement for more detail.

Monthly Advances and Interest Shortfalls

The servicer will make cash advances with respect to delinquent payments of interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future collections on the related mortgage loans.  These cash advances are only intended to maintain a regular flow of interest on the certificates and are not intended to guarantee or insure against losses.

The servicer has agreed that, under certain circumstances, it will deposit in the distribution account shortfalls in interest attributable to prepayments, which amounts are not reimbursable to the servicer.

The maximum amount the servicer will deposit each month as a result of shortfalls relating to prepayments is the amount of the servicing fee for the preceding month.

Neither the servicer nor the certificate insurer is obligated to provide funds to cover any shortfalls in interest collections on the mortgage loans that are attributable to the application of the Servicemembers Civil Relief Act of 2003.  The certificate insurer is not obligated to provide funds to cover any prepayment interest shortfalls.

We refer you to “RISK FACTORS—Interest Payments on the Mortgage Loans and Resulting Reductions in Interest Distributions on the Class A Certificates” and “DESCRIPTION OF THE CERTIFICATES—Advances” in this prospectus supplement for more detail.

Distributions to Certificateholders

You will be entitled to receive payments of interest each month.  Your interest will be based on one-month LIBOR, subject to a maximum rate, and the amount you will be entitled to receive will vary depending upon one-month LIBOR and the number of days in the accrual period.

The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the mortgage loans.  Each month, the trustee will calculate the amounts to be paid to the certificateholders.  If you hold a certificate on the last business day prior to the related distribution date, you will be entitled to receive payments on such distribution date; provided, however, that if the certificates are no longer held in book-entry form, you will be entitled to receive payments on a distribution date if you hold a certificate on the last business day of the calendar month immediately preceding that distribution date.  The distribution date will be the 15th day of each month or, if the 15th day is not a business day, the next business day, starting in June 2004.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Priority of Distributions” in this prospectus supplement for more detail.

The certificate rate for the Class A Certificates on each distribution date is equal to the lesser of (a) a per annum rate of one-month LIBOR plus 0.35% on or prior to the optional termination date, or a per annum rate of one-month LIBOR plus 0.70% following the optional termination date, and (b) a per annum rate equal to the weighted average loan rate on the mortgage loans, net of the rate at which specified fees and expenses are calculated.

Interest

Interest on the Class A Certificates accrues from the preceding distribution date to the day preceding the current distribution date (except in the case of the first accrual period, in which case interest will accrue from the closing date through the day preceding the first distribution date) on the basis of the actual number of days elapsed and a year consisting of 360 days.  You will receive each month’s interest on the distribution date following the accrual period.  On each distribution date, you will be entitled to the following:

•

interest that accrued at the certificate rate on the principal balance of your certificate on the first day of the related interest period; and

•

any interest that was due on a prior distribution date and not paid, together with interest on that amount.

Your interest entitlement will be reduced by shortfalls in interest collections due to (i) the application of the Servicemembers Civil Relief Act of 2003 and (ii) net prepayment interest shortfalls in excess of the servicing fee for the distribution date.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Interest” in this prospectus supplement for more detail.

Principal

On each distribution date, to the extent funds are available, you will be entitled to distributions of principal.  The maximum amount for distribution as principal payments on your certificate and any distribution date will be the sum of

•

payments of principal on the mortgage loans received during the prior calendar month, and all other amounts received during the prior calendar month relating to principal on the mortgage loans

•

plus, the amount of any principal losses realized on the mortgage loans during the prior calendar month.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Principal” in this prospectus supplement for more detail.

Credit Enhancement

Spread Account

The trustee will establish a spread account for the benefit of the certificate insurer and the certificateholders.  The spread account will be funded from excess interest on the mortgage loans up to a specified percentage of the principal balance of the initial mortgage loans and the original pre-funded amount.  The trustee will withdraw amounts on deposit in the spread account, prior to making any draws on the policy, to pay principal and interest due on the Class A Certificates.  With the consent of the certificate insurer, the spread account may be terminated or other assets, including other fixed-rate and adjustable-rate mortgage loans similar to the mortgage loans in the pool, may be substituted for the assets then held in the spread account.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Spread Account” in this prospectus supplement for more detail.

The Insurance Policy

Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, will issue an insurance policy for the benefit of the Class A Certificates.  The policy will unconditionally and irrevocably guarantee payment of (1) the outstanding principal amount of the Class A Certificates by the distribution date in August 15, 2035, and (2) accrued and unpaid interest calculated at the certificate rate due on the Class A Certificates.

On each distribution date, the trustee will calculate to what extent the funds available to make the payments of principal and interest, including amounts in the spread account and, during the funding period, the capitalized interest account, are insufficient to pay the amounts due on the certificates.

If an insufficiency exists and it is covered by the policy, then the trustee will make a draw on the policy.

If for any reason the certificate insurer does not make the payments required under the policy, the holders of the Class A Certificates will rely solely on the mortgage loans and the spread account and, during the funding period, the capitalized interest account, for their payments of interest and principal and certificateholders may suffer a loss.

The policy does not cover shortfalls in interest collections on the mortgage loans that are attributable to prepayment interest shortfalls or the application of the Servicemembers Civil Relief Act of 2003.

We refer you to “DESCRIPTION OF THE CERTIFICATES—The Policy”, and “THE CERTIFICATE INSURER” in this prospectus supplement for more detail.

Interest Rate Corridor

On the closing date, the trust will purchase an interest rate corridor from Lehman Brothers Special Financing Inc., as corridor contract counterparty.  Under the interest rate corridor, the corridor contract counterparty may be required to make monthly payments on each corridor payment date under certain circumstances commencing in July 2004.  The last corridor payment date is in February 2007.  Any amounts received under the interest rate corridor will be available to pay class A available funds cap carryforward.  The interest rate corridor will provide only temporary, limited protection against upward movements in one-month LIBOR and is intended to diminish the amount of basis risk shortfalls experienced by the Class A Certificates during the period it is in effect.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Interest Rate Corridor” and “—Basis Risk Reserve Fund” in this prospectus supplement for more detail.

Optional Termination of the Trust

The servicer may, subject to certain limitations specified in the pooling and servicing agreement, purchase all of the remaining assets of the trust when the principal balance of the mortgage loans is less than or equal to 10% of the sum of the aggregate principal balance of the initial mortgage loans on the cut-off date and the amount deposited in the pre-funding account on the closing date.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Termination; Purchase of the Mortgage Loans” in this prospectus supplement for more detail.

Federal Tax Considerations

McKee Nelson LLP has acted as counsel to the trust and the underwriter and is of the opinion that:

•

the trust, exclusive of the basis risk reserve fund, the spread account, the pre-funding account and the capitalized interest account (as described herein), will be treated as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, and

•

the Class A Certificates, exclusive of the right to receive certain payments from the basis risk reserve fund (as described herein), will evidence ownership of “regular interests” in the REMIC.  The Class R Certificates will represent the sole class of residual interests in the REMIC.

We refer you to “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” in this prospectus supplement and in the accompanying prospectus for more detail.

ERISA Considerations

Generally, the Class A Certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

We refer you to “ERISA CONSIDERATIONS” in this prospectus supplement and in the accompanying prospectus for more detail.

Legal Investment Considerations

The Secondary Mortgage Market Enhancement Act of 1984 defines “mortgage related securities” to include only first-lien mortgages, and not second-lien mortgages.  Because the mortgage loans in the mortgage pool owned by the trust include second-lien mortgage loans, the Class A Certificates will not be “mortgage related securities” under that definition.  Some institutions may be limited in their legal investment authority to only first-lien mortgages or “mortgage related securities” and will be unable to invest in the Class A Certificates.

We refer you to “LEGAL INVESTMENT CONSIDERATIONS” and “LEGAL INVESTMENT” in the accompanying prospectus for more detail.

Certificate Ratings

Before the Class A Certificates can be issued, the trust must obtain ratings on the Class A Certificates of:

•

AAA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

•

Aaa by Moody’s Investors Service, Inc.

Ratings such as the ratings obtained for the Class A Certificates address credit risk.  When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments.  Credit risk does not relate to the likelihood or rate of prepayments on the mortgage loans.  Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

We refer you to “RATINGS” and “RISK FACTORS—Certificate Ratings Relate to Credit Risk Only” in this prospectus supplement for more detail.

RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of certificates.  You should also carefully consider the information set forth under “RISK FACTORS” in the accompanying prospectus.

Prepayments Affect Timing and Rates of Return

Home equity loans, such as the mortgage loans in the mortgage pool, have been originated in significant volume only during the past few years and neither the depositor nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans similar to the mortgage loans in the mortgage pool.  Generally, home equity loans are not viewed by borrowers as permanent financing; therefore, the mortgage loans in the mortgage pool may experience a higher rate of prepayment than traditional mortgage loans.  The trust’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.  Prepayments on the mortgage loans in the mortgage pool will result in earlier distributions of principal on your certificates.

In certain circumstances, breaches of representations, warranties or covenants of the seller may result in repurchases of the related mortgage loans by the seller.  Such repurchases would have substantially the same effect on certificateholders as a prepayment of such mortgage loans.

With respect to the purchase of Class A Certificates purchased at a premium, if the principal on the mortgage loans in the mortgage pool is repaid faster than you anticipate, then your yield may be lower than you anticipate.

As of the cut-off date, approximately 91.38% of the statistic calculation mortgage loans by cut-off date principal balance imposed a penalty for certain full or partial prepayments of a mortgage loan.  If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during the first three years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law.  Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

We refer you to “PREPAYMENT AND YIELD CONSIDERATIONS” in this prospectus supplement for more detail.

In addition, substantially all of the mortgage loans in the mortgage pool contain due-on-sale provisions requiring the mortgagor to prepay the mortgage loan in full when the mortgaged property is sold.  The servicer will be required to enforce such provisions unless enforcement is not permitted by applicable law or the servicer permits the purchaser of the related mortgaged property to assume the mortgage loan.  Enforcement of due-on-sale provisions results in the trust receiving proceeds on a mortgage loan earlier than it otherwise would.

We refer you to “LEGAL ASPECTS OF LOANS—Due-On-Sale Clauses In Mortgage Loans” in the accompanying prospectus.

As of the cut-off date, approximately 90.32% of the statistic calculation mortgage loans by cut-off date principal balance are adjustable-rate mortgage loans, each of which has a fixed loan rate for the first two or three years after origination, which then converts to an adjustable loan rate based on the sum of six-month LIBOR and a specified margin set forth in the related mortgage note.  This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan.  The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion from a fixed loan rate to an adjustable loan rate after a certain period of time, initial and subsequent periodic rate caps and a minimum and maximum loan rate.  In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate.  As a hybrid mortgage loan approaches its initial rate adjustment date, the mortgagor may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the loan rate before adjustment.

The rate at which the amounts described above are paid on the mortgage loans in the mortgage pool will affect the payment rate on the certificates.  If the timing and amount of such payment is not as anticipated, your rate of return will differ from your anticipated rate of return.

Subsequent Mortgage Loan Funding May Result in an Accelerated Rate of Principal Payment

If the seller is unable to originate and deliver a sufficient amount of eligible subsequent mortgage loans to the trust by the close of business on July 31, 2004, the amount remaining in the pre-funding account will be distributed on the first distribution date thereafter as a payment of principal to the holders of the Class A Certificates in the same manner as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Priority of Distribution”.

Changes in One-Month LIBOR Will Affect Yield on the Class A Certificates

The Class A Certificates will receive interest at a rate that varies directly with changes in one-month LIBOR, subject to a maximum rate as described herein.  Accordingly, the yield on the Class A Certificates will be sensitive to changes in one-month LIBOR.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Distribution of Interest” and “—Calculation of LIBOR” in this prospectus supplement for more detail.

Recently Originated Loans More Likely to Experience Early Defaults

Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in the early years of the term of a mortgage loan.  If there is a higher rate of defaults than you expected in the mortgage pool and the certificate insurer fails to perform its obligations under the policy, then you may experience a loss.

All of the statistic calculation mortgage loans in the statistic calculation mortgage pool by cut-off date principal balance were originated within twelve months prior to the cut-off date.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you.  In addition, there may be certain instances where, based upon the relevant costs associated with the foreclosure process, the servicer will decide not to foreclose on the loan.  If a mortgaged property fails to provide adequate security for a mortgage loan, you will incur a loss on your investment if the certificate insurer fails to perform its obligation under the policy.

We refer you to “LEGAL ASPECTS OF LOANS—Foreclosure” in the accompanying prospectus for more detail.

Priority of Liens

Some of the mortgage loans are secured by mortgages which are second in priority to a first priority mortgage loan that is not included in the trust.  For mortgage loans in the trust secured by second-lien mortgages, the servicer may consent under certain circumstances to a new first priority lien regardless of the principal amount.

Mortgage loans that are secured by second mortgages will receive proceeds from the sale of the related mortgaged property only after any first mortgage loan and prior statutory liens have been paid.  If the remaining proceeds are insufficient to satisfy a mortgage loan and the certificate insurer fails to perform its obligations under the policy, then:

•

there will be a delay in distributions to you while a deficiency judgment, if any, against the borrower is sought;

•

you may incur a loss if a deficiency judgment cannot be obtained or collected.

Approximately 13.03% of the statistic calculation mortgage loans in the statistic calculation mortgage pool by cut-off date principal balance are secured by second mortgages or deeds of trust.

We refer you to “LEGAL ASPECTS OF LOANS¾Junior Mortgages; Rights of Senior Mortgages” in the accompanying prospectus for more detail.

Additional and Subsequent Mortgage Loans May Have Characteristics that Differ from Those of the Statistic Calculation Mortgage Loans Which May Reduce Your Yield to Maturity

Following the transfer of the additional mortgage loans and the subsequent mortgage loans to the trust, the characteristics of the mortgage pool may differ from the information presented in this prospectus supplement.  The characteristics that may differ include, among others, the composition of the mortgage pool and of the mortgagors of the mortgage loans, the credit quality of the mortgagors, the range and distribution of loan rates, the range and distribution of principal balances, the range and distribution of loan-to-value ratios and the range and distribution of remaining terms to stated maturity.  We recommend that you consider potential variances when making your investment decision concerning the offered certificates.  The seller will be required to deliver additional and subsequent mortgage loans having characteristics which, in the aggregate, are not materially different from the statistic calculation mortgage loans.

Certain Mortgage Loans Have Combined High Loan-to-Value Ratios Which May Present a Greater Risk of Loss Relating to Such Mortgage Loans

Mortgage loans with a combined loan-to-value ratio of greater than 80% may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below.  Approximately 22.11% of the statistic calculation mortgage loans in the statistic calculation mortgage pool by cut-off date principal balance had a combined loan-to-value ratio at origination in excess of 80% and are not covered by any primary mortgage insurance.  No statistic calculation mortgage loan had a combined loan-to-value ratio exceeding 95% at origination.  An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated.  If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination.  Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan.  There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio.  Additionally, the seller’s determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

We refer you to “DESCRIPTION OF THE MORTGAGE LOANS—General” in this prospectus supplement for more detail.

Geographic Concentration May Affect Performance

To the extent that specific geographic regions have experienced or may experience weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the mortgage loans in the mortgage pool in that region may be expected to increase all of the risks relating to the mortgage loans in the mortgage pool.  The seller and the depositor can neither quantify the impact of any recent property value declines on the mortgage loans nor predict whether, to what extent or for how long such declines may continue.

The concentration of statistic calculation mortgage loans that constitute at least 5.00% of the statistic calculation mortgage loans for a given state, as an approximate percentage of the related cut-off date principal balance is as follows:

State	Percentage
New York	33.10%
Rhode Island	14.79%
Massachusetts	10.79%
Pennsylvania	6.41%
Texas	6.25%
Virginia	5.83%
Connecticut	5.41%

Underwriting Standards

The seller’s underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and in certain other respects.  A borrower’s tarnished credit history may not preclude the seller from making a loan.  As a result of this approach to underwriting, the mortgage loans in the mortgage pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

We refer you to “HOME LOAN AND INVESTMENT BANK, F.S.B.” in this prospectus supplement for more detail.

Interest Payments on the Mortgage Loans and Resulting Reductions in Interest Distributions on the Class A Certificates

Prepayments of Principal May Reduce Interest Payments.  When a principal prepayment is made on a mortgage loan, the mortgagor is charged interest only up to the date of prepayment, instead of a full month.  This may result in an interest shortfall.  The servicer is obligated to pay these interest shortfalls, without any right of reimbursement up to the amount of its servicing fee for the preceding month.  If the servicing fee is insufficient to pay prepayment interest shortfalls, they will not be covered by the policy.

Prepayments of Mortgage Loans May Reduce the Interest Rate on the Class A Certificates. If the mortgage loans in the mortgage pool with relatively higher loan rates prepay, then the weighted average loan rate of the mortgage loans in the mortgage pool will be reduced.  This may limit the rate at which interest accrues on the Class A Certificates.

Relief Act Interest Shortfalls Are Not Covered by the Servicer or the Policy. Your certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act of 2003 (referred to in this prospectus supplement as the Relief Act).

The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the related borrower at any future time, will not be offset by a reduction to the servicing fee and will not be covered by payments by the certificate insurer under the policy.  Such shortfalls will reduce accrued interest on the Class A Certificates.  In addition, the Relief Act imposes certain limitations that would impair the servicer’s ability to foreclose on an affected mortgage loan during the borrower’s period of active service and, under some circumstances, during an additional period thereafter.

We refer you to “LEGAL ASPECTS OF LOANS—Servicemembers Civil Relief Act” in the accompanying prospectus for more detail.

Claims Under the Home Ownership and Equity Protection Act of 1994

The Home Ownership and Equity Protection Act of 1994 sets forth certain requirements in the origination of loans such as the mortgage loans.  The mortgagor under any mortgage loan covered by the act is permitted to make any claim under the act against either the originator of the mortgage loan or against a purchaser of the mortgage loan, such as the trust.  It is the policy of the seller not to originate mortgage loans covered by the act.  Nevertheless, some mortgage loans in the mortgage pool may be covered by the act.  The inclusion of any such mortgage loans in the mortgage pool would constitute a breach of the seller’s representations and warranties under the mortgage loan purchase agreement and the seller would be required to repurchase or replace such mortgage loan.  If the seller is unable to repurchase or replace such a mortgage loan, the trust will be subject to all of the claims and defenses which the borrower could assert against the seller.  In such event, if the certificate insurer fails to perform its obligations under the policy, then you would bear any related loss.

We refer you to “RISK FACTORS—Violations Of Lending Laws Could Result In Losses On Primary Assets” and “LEGAL ASPECTS OF LOANS—Consumer Protection Laws” in the accompanying prospectus for more detail.

Texas Mortgage Loans

Approximately 6.25% of the statistic calculation mortgage loans in the statistic calculation mortgage pool by cut-off date principal balance are secured by mortgaged properties in Texas.  Texas imposes significant limitations on the origination and servicing of home equity loans like the mortgage loans.  If these limitations are not satisfied, the lien of the mortgage loan may be invalid or, in the case of limitations on servicing, all of the principal and interest due may be forfeited.

Insolvency of Seller; Reclassification of Sale as a Loan

The sale of the mortgage loans from the seller to the depositor will be treated by the seller, the depositor and the trust as a sale of the mortgage loans.  The seller will warrant that the transfer is a sale of its interest in the mortgage loans.  The depositor will warrant that the transfer of the mortgage loans to the trust is a valid transfer and assignment of the mortgage loans to the trustee.  In the event of an insolvency of the seller, it is possible that a receiver or conservator for, or a creditor of, the seller may argue that the transaction between the seller and the depositor was a pledge of the mortgage loans in connection with a borrowing by the seller rather than a true sale.  Such an attempt, if successful, and even if unsuccessful, could result in delays in distributions to you.

Book-Entry Certificates

Liquidity of Certificates.  Issuance of the Class A Certificates in book-entry form may reduce the liquidity of these certificates in the secondary trading market because investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates.

Limit on Ability to Pledge.  Because transactions in the Class A Certificates can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and certain banks, your ability to pledge a Class A Certificate to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of such certificates may be limited due to lack of a physical certificate representing the Class A Certificates.

Delays in Distributions.  You may experience some delay in the receipt of distributions of interest and principal on the Class A Certificates because such distributions will be forwarded by the trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Book-Entry Certificates” in this prospectus supplement for more detail.

Certificate Ratings Relate to Credit Risk Only

The ratings of the Class A Certificates will depend primarily on an assessment by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. of the mortgage loans and upon the financial strength of the certificate insurer.  Any future reduction in a rating assigned to the financial strength of the certificate insurer may result in a corresponding reduction in the rating of the Class A Certificates.  There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies.  In general, the ratings address the likelihood that you will receive distributions of principal and interest and do not address the likelihood of prepayments on mortgage loans or the possibility that you might realize a lower than anticipated yield.

We refer you to “RATINGS” in this prospectus supplement for more detail.

Impact of Terrorist Events and Military Action

The effects that terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans with loan rates reduced by application of the Relief Act or similar state laws.  The interest distributable to holders of the Class A Certificates will be reduced on a proportionate basis by any reductions in the amount of interest collectible on the mortgage loans as a result of application of the Relief Act and neither the servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.  In addition, certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state laws.

We do not know the number of mortgage loans that have been or may be affected by the application of the Relief Act.

THE CERTIFICATE INSURER

The information set forth in the following paragraphs has been provided by Ambac Assurance Corporation (the “Certificate Insurer”).  Neither the Depositor nor any of its affiliates, nor any of the Trustee, the Seller, the Servicer, the Underwriter, the Purchaser or any of their respective affiliates, has made or will make any representation as to the accuracy or completeness of such information.

The Certificate Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands.  The Certificate Insurer primarily insures newly-issued municipal and structured finance obligations.  The Certificate Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company.  Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch”) have each assigned a triple-A financial strength rating to the Certificate Insurer.

The consolidated financial statements of the Certificate Insurer and subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2004; Commission File No. 1-10777), the unaudited consolidated financial statements of the Certificate Insurer and subsidiaries as of March 31, 2004 and for the periods ending March 31, 2004 and March 31, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2004 (which was filed with the Commission on May 10, 2004) and the Current Report on Form 8-K filed with the Commission on April 22, 2004, as they relate to the Certificate Insurer, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof.  Any statement contained in a document incorporated in this Prospectus Supplement by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement by reference also modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

All consolidated financial statements of the Certificate Insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates will be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

The following table sets forth the capitalization of the Certificate Insurer and subsidiaries as of December 31, 2002, December 31, 2003 and March 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Ambac Assurance Corporation and Subsidiaries
Consolidated Capitalization Table
(Dollars in Millions)

	December 31, 2002	December 31, 2003	March 31, 2004
			(unaudited)
Unearned premiums	$2,137	$2,553	$2,583
Notes payable to affiliates	111	84	165
Other liabilities	1,865	2,197	2,659
Total liabilities	4,113	4,834	5,407
Stockholder’s equity
Common stock	82	82	82
Additional paid-in capital	920	1,144	1,156
Accumulated other comprehensive income	231	243	285
Retained earnings	2,849	3,430	3,589
Total stockholder’s equity	4,082	4,899	5,112
Total liabilities and stockholder’s equity	$8,195	$9,733	$10,519

For additional financial information concerning the Certificate Insurer, see the audited consolidated financial statements of the Certificate Insurer incorporated by reference herein.  Copies of the consolidated financial statements of the Certificate Insurer incorporated by reference and copies of the Certificate Insurer’s annual statement for the year ended December 31, 2003 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from the Certificate Insurer.  The address of the Certificate Insurer’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

The Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Certificate Insurer and presented under the heading “THE CERTIFICATE INSURER” in this Prospectus Supplement and in the consolidated financial statements incorporated in this Prospectus Supplement by reference.

HOME LOAN AND INVESTMENT BANK, F.S.B.

The information set forth below concerning Home Loan and Investment Bank, F.S.B. (“Home Loan”) has been provided by Home Loan.  The Depositor does not make any representation as to the accuracy or completeness of such information.  Home Loan will be responsible for servicing the Mortgage Loans (as defined herein) in accordance with Home Loan’s policies and procedures for servicing home equity loans and in accordance with the terms of a pooling and servicing agreement (the “Agreement”), dated as of May 1, 2004, among Home Loan and Investment Bank, F.S.B., as seller and servicer (in such capacities, the “Seller” and “Servicer”), Lehman ABS Corporation, as depositor (the “Depositor”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) for the trust established pursuant to the Agreement (the “Trust”).

As of March 31, 2004, Home Loan employed 208 persons at its Warwick, Rhode Island headquarters and an additional 10 employees in branch offices located in Warwick and Providence, Rhode Island.  As of fiscal year end December 31, 2002, as of fiscal year end December 31, 2003 and as of the three months ended March 31, 2004, the net worth of Home Loan was $65,048,809, $64,832,919 and $63,709,772, respectively.  Copies of the audited financial statements of Home Loan for the past three fiscal years, prepared on the basis of generally accepted accounting principles, may be obtained when available upon written request from John M. Murphy, President, at One Home Loan Plaza, Warwick, Rhode Island 02886.  Home Loan’s net income for the three months ended March 31, 2004 and for the fiscal years ended December 31, 2003 and 2002 was $(1,139,221), $6,622,779 and $7,319,645, respectively.

Loan Origination History

Home Loan originates mortgage loans on residential dwellings, assembles and sells pools of mortgages to major commercial banks and other financial institutions, and services mortgage portfolios placed with such investors.  All loans that are originated by Home Loan are underwritten by Home Loan.

As of March 31, 2004, Home Loan conducted loan originations and purchased loans in a number of states including New York, New Jersey, Pennsylvania, Massachusetts, New Hampshire, Maine, Rhode Island, Connecticut, Vermont, Illinois, Virginia, Delaware, Nevada, Arizona, Colorado, Utah, Maryland, Washington, Oregon, Michigan, California, New Mexico, Ohio, Florida, Indiana, Wisconsin and Texas.

The dollar amounts of first and second mortgage loans originated during the three months ended March 31, 2004 and fiscal years ended December 31, 2003 and 2002 were $79,221,453, $375,039,983 and $264,127,412, respectively.

Underwriting Criteria

Home Loan endeavors to originate first and second mortgage loans using standard underwriting procedures based upon the applicant’s general creditworthiness and the real estate equity used as collateral security.

Mortgage loan applications are underwritten, and collateral properties are appraised prior to closing.  Underwriting, and the determination whether to make specific loan originations, is centralized at Home Loan’s headquarters in Warwick, Rhode Island.  All loans are required to be reviewed and approved by an underwriter, each of whom is granted specific credit limits based on experience and seniority.  Only three senior officers of Home Loan can approve loans over $150,000, and all loans over $200,000 require written approval of the President of Home Loan.

Home Loan lends primarily on suburban and urban single family homes in major metropolitan areas.

Home Loan does not originate mortgage loans which result in lower than a third lien position on real estate.  Home Loan will consider making a mortgage loan in a subordinate position to a privately held first mortgage loan provided a copy of the recorded security instrument and note are reviewed prior to credit approval.  Second mortgage loans will also be made behind adjustable or variable rate first rate mortgage loans provided the payment used when calculating the debt ratio is either (a) in the case of loans which adjust annually or will adjust within one year of the date of application, based on the maximum rate provided in the note on the next adjustment date, or (b) in the case of loans which adjust less frequently than annually and do not have an adjustment date within one year of the date of application, based on the current interest rate.

Loan applications are considered through a combination of reviews of credit bureau reports and/or individual certifications.  Except in the case of non-income verified loans, income is verified through various means, including applicant interviews, written verification, review of pay stubs and tax returns, among other items, and the borrower’s demonstration of sufficient levels of disposable income to satisfy debt repayment requirements.  The applicant’s employer is usually contacted to verify employment and employee compensation.  A Verification of Employment form (VOE) is usually presented to the applicant’s employer in addition to telephonic verification and receipt of W-2s or the last two check stubs.

Self-Employed Applicant’s Commission/Bonuses Tax Returns:  A tax return for the most recent year or years signed by the borrower is required from self-employed applicants and applicants who derive 25% of their income from commissions and/or bonuses.  Consistency in commission and/or bonus income must be established.  Checking account statements are used solely as additional verifications of income.

Rental Income:  Rental income must be documented by lease, notarized rental receipts, or two (2) years’ tax returns.  Home Loan calculates 75% of total rents received which is subtracted from total mortgage payments on rental property to derive a cash flow, if any, which amount is then treated as additional income in the credit review process.  If the subtraction of rental income from the mortgage payment results in a negative cash flow, such amount is subtracted from the applicant’s monthly income.

Social Security-Veterans Administration (VA) Compensation and Retirement Income:  Social Security and VA compensation must be supported by an awards letter from the appropriate agency.  If such a letter is unavailable, 1099R forms or bank account statements indicating equal deposit amounts are required.

Retirement income must be supported by an annuity letter or similar awards document outlining all details of income.  If unavailable either (i) copies of recent bank account statements verifying direct deposit, or (ii) copies of the most recent year’s tax return, or (iii) copies of the most recent year’s 1099R forms are required.

Child and/or Spousal Support:  The applicant must provide Home Loan with evidence that the alimony or child support is expected to continue for at least two (2) years after the date of the loan.  A copy of the final decree of divorce or separation agreement specifically setting the amount and term, if any, of support is acceptable.  Canceled checks may also be used as an additional form of proof.

Appraisals:  All properties are appraised by independent fee appraisers approved by Home Loan in advance of funding.  Appraisers are selected based upon a review of sample appraisals, professional experience, education, and professional organizations to which they belong and typical or specific properties appraised.  All appraisers must be approved by the Vice President of Underwriting and must be independent from borrowers.  Management reviews references, credentials, and examples of prior appraisals before engaging an appraiser.  Appraisals are performed after analysis of other sales of properties in the area in which the related mortgaged property is located, and a full interior inspection appraisal is performed using forms acceptable to either The Federal National Mortgage Association (“Fannie Mae”) or The Federal Home Loan Mortgage Corporation (“Freddie Mac”) in connection with each mortgaged property.  If an appraisal with respect to a mortgaged property appears to be inconsistent with appraisals previously conducted on comparable properties by the same or other appraisers, Home Loan will engage a review appraiser to conduct a drive-by review appraisal of the property as part of its quality control procedures.

Title Companies and Closing Agents:  Loans are closed through approved attorneys, title insurers, or agents of title insurers, and are generally insured by title companies which are licensed in the states in which the related properties are located.

Variations from Underwriting Criteria:  As described above, Home Loan uses the foregoing criteria as guidelines only.  On a case-by-case basis, Home Loan may determine that the prospective mortgagor warrants a debt service-to-income ratio exception, a loan-to-value exception or a pricing exception.  An exception may be allowed if the application reflects certain compensating factors, among others:  low loan-to-value ratio; pride of ownership; stable employment of five or more years at the applicant’s current place of employment; and residence of five or more years at the applicant’s current residence.  A significant number of Mortgage Loans represent such exceptions.

Quality Control Procedures Highlights

Each month, Home Loan’s quality control department conducts a review and verification of approximately 10% of the loans originated during the previous month with specific attention to the following areas:

Legal Documentation:  Mortgage note, mortgage, deed of trust, truth-in-lending disclosure, title policy and all other applicable origination documents are reviewed for existence, accuracy, and proper signatures.

Credit Documentation:  All credit verifications (i.e., VOE etc.), credit applications and credit reports are reviewed for existence, accuracy and proper signatures.

All results are reported to management on a monthly basis.  Management meets with the department supervisors in both underwriting and quality control to review results.  Quality control functions are performed separately from loan originating and underwriting.

Quality Control Appraisals:  Each appraisal is reviewed with emphasis on the following areas:  verification of occupancy, valuation method, and review of comparable sales.

In addition to the review discussed above, re-inspections are performed on one-half of the reviewed loans, i.e., approximately 5% of originations.  If a pattern of questionable values or methodology becomes apparent for an appraiser, a meeting is arranged to discuss these problems, and the appraisal firm may be replaced.

Collection Procedures

As of March 31, 2004, Home Loan serviced a mortgage loan portfolio of conventional mortgage loans that it originated with an aggregate unpaid principal balance of approximately $301,156,071.

Collections are conducted by Home Loan’s service center at its corporate headquarters in Warwick, Rhode Island.

If foreclosure is necessary, Home Loan’s workout department supervises and monitors all related procedures (including bankruptcy proceedings) conducted by the foreclosing attorneys.  If title passes to the mortgagee, this department insures that secured property is preserved and protected.  After review and analysis, a disposition strategy is developed and the property is marketed.

The collection department is structured in such a way that the most senior (experienced) collectors are responsible for the accounts which are most delinquent; i.e., 10-29 day accounts are contacted by junior personnel, 30-59 day accounts by the next most senior employees, etc.  Collection supervisors are responsible for all accounts which are sixty (60) or more days delinquent.  Workout officers are responsible for all accounts which are ninety (90) or more days delinquent.  Their duties include maintaining contact with attorneys currently handling litigation against the borrower as well as marketing of any property acquired through foreclosure.

Procedure on 10-29 days delinquent:  Home Loan’s servicing computer system automatically queues a delinquent account when a borrower is ten (10) days delinquent.  Immediately, a phone call is initiated to the borrower regarding the delinquent payment.  Each account is assigned to a computer “tickler” file for all promises of payment.  The delinquent account is electronically filed by the appropriate promised date within the tickler file.  Any account who has broken two (2) promises is referred to a more senior collector for further collection.

Procedure on 30-59 days delinquent:  As soon as an account reaches thirty (30) days delinquent, a serious delinquency notice is sent followed by a phone call by a collector.  Between thirty (30) and forty-five (45) days delinquent, the collector analyzes the situation of the borrower and makes a determination for further action.  These accounts are reviewed every two (2) days with the collection supervisor as to what further action should be taken.  After all the information is compiled and analyzed a determination is made as to the borrower’s ability to repay the debt.  The collection supervisor and the servicing manager review all accounts received; if agreed, the account is referred to an attorney for collection and possible foreclosure proceedings.

Procedure over 60 days delinquent:  When an account is sixty (60) days delinquent, it is monitored by a collection supervisor.  The collection supervisor updates information regarding the principal balance of any first lien and taxes owed, and maintains contact with the borrower to monitor the situation.  The servicing manager will determine whether a visit to the property is warranted.  After all collection procedures have been exhausted and the account becomes one hundred twenty (120) days delinquent, an attorney is usually instructed to begin foreclosure proceedings.  Workout officers handle all accounts over ninety (90) days delinquent and keep in constant contact with the borrower and the attorney.  Any account which is in excess of one hundred twenty (120) days delinquent is visited for reappraisal by an approved appraiser to determine the condition of the collateral property and the strength of the equity position of Home Loan.

Delinquency and Loss Experience

The following table sets forth Home Loan’s delinquency and loss experience, on its entire portfolio of conventional mortgage loans serviced by Home Loan at the date indicated, all of which were originated or purchased by Home Loan.  There can be no assurance that the delinquency and loss experience on the Mortgage Loans (most of which have been originated during the past twelve months) will be consistent with the historical information provided below.  Such losses and delinquencies on the Mortgage Loans may be higher than the historical information presented below.

	At December 31,			At March 31,
	2001	2002	2003	2004

Total Outstanding Principal Balance	$439,965,379	$413,319,745	$294,062,803	$301,156,071
DELINQUENCY
Period of Delinquency:
30-59 Days Principal Balance	$6,834,675	$7,927,262	$3,143,553	$3,089,992
Percent of Delinquency by Principal Balance	1.55%	1.92%	1.07%	1.03%1
Period of Delinquency:
60-89 Days Principal Balance	$3,227,344	$3,246,688	$1,684,843	$2,056,537
Percent of Delinquency by Principal
Balance	0.73%	0.79%	0.57%	0.68%1
Period of Delinquency:
90 Days or More Principal Balance	$13,795,255	$12,517,081	$11,705,551	$10,773,136
Percent of Delinquency by Principal
Balance	3.14%	3.03%	3.98%	3.58%1
Total Delinquencies:
Principal Balance	$23,857,274	$23,691,031	$16,533,947	$15,919,665
Percent of Delinquency by Principal
Balance	5.42%	5.73%	5.62%	5.29%1
REO	$2,963,476	$3,391,562	$2,508,498	$1,892,329
Net Gains/(Losses) on Liquidated Loans	$(1,523,268)	$(1,382,762)	$(1,860,792)	$(437,991.43)
Net Gains/(Losses) on Liquidated Loans as a Percent of Total Outstanding Principal Balance	(0.3462)%	(0.3346)%	(0.6328)%	(0.1454)%1

__________________

(1)

Not annualized.

The above delinquency and loss experience percentages are calculated on the basis of the total conventional mortgage loans serviced by Home Loan at the date indicated, all of which were originated or purchased by Home Loan.

DESCRIPTION OF THE MORTGAGE LOANS

General

The mortgage pool (the “Mortgage Pool”) will include:

(a)

the fixed-rate and adjustable-rate mortgage loans identified by the Seller to be sold to the Depositor and in turn sold by the Depositor to the Trust on the Closing Date and described in this Prospectus Supplement (the “Statistic Calculation Mortgage Loans”);

(b)

the additional fixed-rate and adjustable-rate mortgage loans to be sold by the Seller to the Depositor and in turn sold by the Depositor to the Trust on the Closing Date (the “Additional Mortgage Loans”, and together with the Statistic Calculation Mortgage Loans, the “Initial Mortgage Loans”); and

(c)

the subsequent fixed-rate and adjustable-rate mortgage loans to be sold to the Trust by the Seller from time to time on or prior to July 31, 2004 (the “Subsequent Mortgage Loans”, and together with the Initial Mortgage Loans, the “Mortgage Loans”).

The statistical information presented in this Prospectus Supplement describes the Mortgage Loans based on the characteristics of the Statistic Calculation Mortgage Loans as of close of business on April 30, 2004.  Unless otherwise set forth herein, approximate percentages set forth with respect to the Statistic Calculation Mortgage Loans are measured by the respective aggregate Principal Balances (as defined herein) of the Statistic Calculation Mortgage Loans as of the Cut-Off Date (as defined herein).  With respect to any date of determination, the “Pool Balance” will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date.  The “Principal Balance” of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, minus all collections credited against the Cut-Off Date Principal Balance of such Mortgage Loan.  The “Cut-Off Date Principal Balance” of a Mortgage Loan is the outstanding principal balance as of the related Cut-Off Date.  The “Cut-Off Date” with respect to (i) the Statistic Calculation Mortgage Loans is the close of business on April 30, 2004, (ii) each Additional Mortgage Loan will be the later of April 30, 2004 and the date of origination of such Additional Mortgage Loan and (iii) each Subsequent Mortgage Loan will be the later of the close of business on the last day of the month preceding the month in which such Subsequent Mortgage Loan is conveyed to the Trust and the date of origination of such Subsequent Mortgage Loan.  The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan will be zero.

The statistic calculation mortgage pool (the “Statistic Calculation Mortgage Pool”) consists of 718 Mortgage Loans, and the related mortgaged properties (the “Mortgaged Properties”) are located in 22 states as set forth herein.  As of the Cut-Off Date, the Statistic Calculation Mortgage Loans had an aggregate Cut-Off Date Principal Balance of $64,601,175.43.  Approximately 9.68% and 90.32% of the Statistic Calculation Mortgage Pool consists of fixed-rate and adjustable-rate Mortgage Loans, respectively, with remaining terms to maturity of not more than 360 months.  As of the Cut-Off Date, the maximum Principal Balance of any of the Statistic Calculation Mortgage Loans was $725,000.00, the minimum Principal Balance thereof was $9,690.27, and the Principal Balance of such Statistic Calculation Mortgage Loans averaged $89,973.78.  As of the Cut-Off Date, the loan rates payable on the Statistic Calculation Mortgage Loans (the “Loan Rates”) ranged from 5.150% to 13.400% per annum, and the weighted average Loan Rate for the Statistic Calculation Mortgage Loans was 6.967% per annum.  As of the Cut-Off Date, the original term to stated maturity of the Statistic Calculation Mortgage Loans ranged from 60 months to 360 months, the remaining term to stated maturity ranged from 56 months to 360 months, the weighted average original term to stated maturity was approximately 329 months, the weighted average remaining term to stated maturity was approximately 327 months, and the CLTV (as defined herein) ranged from 4.62% to 94.36% with a weighted average CLTV of 69.12%.  The Statistic Calculation Mortgage Loans had stated maturities ranging from December 2008 to May 2034.  All of the Statistic Calculation Mortgage Loans required monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates.  The Statistic Calculation Mortgage Loans are secured by either first or second mortgages or deeds of trust on Mortgaged Properties.  The Statistic Calculation Mortgage Pool consists of 86.97% of loans secured by first liens on the related Mortgaged Properties and 13.03% of loans secured by second liens on the related Mortgaged Properties.  No Statistic Calculation Mortgage Loan was 30 or more days delinquent as of the Cut-Off Date.  The Mortgaged Properties securing the Statistic Calculation Mortgage Loans consist primarily of residential properties that are one- to four-family properties.  Based upon representations of the mortgagors at the time of origination, 95.20% of the related Mortgaged Properties were owner occupied.  None of the Statistic Calculation Mortgage Loans was originated by Home Loan to facilitate the sale of property acquired by Home Loan in connection with prior foreclosures.

Adjustable-Rate Mortgage Loans

All of the adjustable-rate Mortgage Loans are “hybrid mortgage loans” that generally have Loan Rates that first adjust after an initial fixed rate period of two or three years following origination depending on the terms of the particular mortgage note and then adjust semi-annually thereafter.  The adjustable-rate Mortgage Loans provide for semi-annual adjustment of the related Loan Rate based on the Six-Month LIBOR, as described at “—The Index” below. In the case of the adjustable-rate Mortgage Loans, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided that the first such adjustment (i) in the case of approximately 93.27% of the adjustable-rate Statistic Calculation Mortgage Loans, approximately two years following origination, and (ii) in the case of approximately 6.73% of the adjustable-rate Statistic Calculation Mortgage Loans, approximately three years following origination.  On each Adjustment Date for an adjustable-rate Mortgage Loan, the Loan Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the index and a fixed percentage amount (the “Margin”), provided that the Loan Rate on each such adjustable-rate Mortgage Loan will not increase or decrease by more than 1.000% (the “Subsequent Periodic Rate Cap”) on any related Adjustment Date and will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the “Maximum Rate”) or be less than a specified minimum Loan Rate over the life of such Mortgage Loan (the “Minimum Rate”). The Loan Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the “Initial Periodic Rate Cap”); the Initial Periodic Rate Caps are 2.000% for 64.21% of the adjustable-rate Statistic Calculation Mortgage Loans and 3.000% for 35.79% of the adjustable-rate Statistic Calculation Mortgage Loans. Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the Initial Periodic Rate Caps, Subsequent Periodic Rate Caps and Maximum Rates, the Loan Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the index and the related Margin, rounded as described above. See “—The Index” below.

The adjustable-rate Mortgage Loans generally do not permit the mortgagor to convert the adjustable Loan Rate to a fixed Loan Rate.

The Index

The index applicable to the determination of the Loan Rates for all of the adjustable-rate Mortgage Loans will be the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the “Six-Month LIBOR”) and as most recently available as of the first Business Day of the month immediately preceding the month of the related Adjustment Date.

Mortgage Loan Characteristics

Unless otherwise set forth herein, set forth below is approximate statistical information with respect to the Statistic Calculation Mortgage Loans measured by the respective aggregate Principal Balances thereof as of the Cut-Off Date.  On or prior to the Closing Date, Additional Mortgage Loans will be delivered to the Trust.  In addition, prior to the Closing Date, Statistic Calculation Mortgage Loans may be removed and other mortgage loans may be substituted for the removed loans.  However, the removal and inclusion of such Mortgage Loans and the addition of the Subsequent Mortgage Loans will not materially alter the characteristics of the Statistic Calculation Mortgage Loans as described in this Prospectus Supplement, although the composition of the Mortgage Pool and of the Mortgagors of the Mortgage Loans, the credit quality of the Mortgagors, the range and distribution of Loan Rates, the range and distribution of Principal Balances, the range and distribution of loan-to-value ratios and the range and distribution of remaining terms to stated maturity and certain other characteristics of the Mortgage Loans as described in this Prospectus Supplement may differ.  The Seller will be required to deliver Additional Mortgage Loans and Subsequent Mortgage Loans having characteristics which, in the aggregate, are not materially different from the Statistic Calculation Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

CUT-OFF DATE PRINCIPAL BALANCES

Cut-Off Date Principal Balances ($)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
0.01 – 50,000.00	286	$ 9,194,564.11	14.23%
50,000.01 – 100,000.00	218	15,298,678.07	23.68
100,000.01 – 150,000.00	93	11,479,084.18	17.77
150,000.01 – 200,000.00	50	8,555,262.47	13.24
200,000.01 – 250,000.00	35	7,801,557.58	12.08
250,000.01 – 300,000.00	20	5,498,390.25	8.51
300,000.01 – 350,000.00	7	2,257,233.11	3.49
350,000.01 – 400,000.00	1	352,000.00	0.54
400,000.01 – 450,000.00	2	852,700.00	1.32
450,000.01 – 500,000.00	3	1,425,859.56	2.21
500,000.01 – 550,000.00	1	524,501.85	0.81
600,000.01 – 650,000.00	1	636,344.25	0.99
700,000.01 – 750,000.00	1	725,000.00	1.12
Total:	718	$64,601,175.43	100.00%

GEOGRAPHIC DISTRIBUTION

State	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
New York	163	$21,382,347.22	33.10%
Rhode Island	99	9,552,040.53	14.79
Massachusetts	73	6,971,758.14	10.79
Pennsylvania	68	4,138,807.97	6.41
Texas	69	4,039,083.37	6.25
Virginia	45	3,769,255.86	5.83
Connecticut	44	3,497,027.93	5.41
Maryland	34	2,471,547.56	3.83
New Hampshire	23	1,938,890.88	3.00
Michigan	28	1,803,937.52	2.79
Maine	25	1,500,884.24	2.32
Minnesota	8	908,659.47	1.41
Georgia	9	569,986.42	0.88
Illinois	9	566,184.91	0.88
Ohio	8	471,017.56	0.73
Colorado	1	210,366.66	0.33
Indiana	3	184,086.96	0.28
Nevada	2	167,000.00	0.26
Florida	3	149,347.64	0.23
Delaware	2	142,365.45	0.22
California	1	129,710.21	0.20
Oregon	1	36,868.93	0.06
Total:	718	$64,601,175.43	100.00%

COMBINED LOAN-TO-VALUE RATIOS

Combined Loan-to-Value Ratio (%)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
0.01 – 10.00	3	$ 107,017.66	0.17%
10.01 – 20.00	16	808,288.51	1.25
20.01 – 30.00	30	1,565,247.98	2.42
30.01 – 40.00	39	2,793,196.06	4.32
40.01 – 50.00	48	3,348,929.34	5.18
50.01 – 60.00	74	7,096,757.96	10.99
60.01 – 70.00	132	10,959,501.95	16.96
70.01 – 80.00	239	23,635,728.39	36.59
80.01 – 90.00	136	14,261,546.74	22.08
90.01 – 100.00	1	24,960.84	0.04
Total:	718	$64,601,175.43	100.00%

The original Combined Loan-to-Value Ratios (“CLTV”) shown above are equal to (i) the sum of (a) the original Principal Balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the first lien, if any, at the date of origination of such Mortgage Loan divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan, or (b) the purchase price of such Mortgaged Property if the mortgage loan proceeds from such Mortgage Loan are used to purchase such Mortgaged Property.  No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such Mortgage Loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related Mortgaged Properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.

LIEN POSITION

Lien Position	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
First Lien	499	$56,185,143.58	86.97%
Second Lien	219	8,416,031.85	13.03
Total:	718	$64,601,175.43	100.00%

LOAN RATES

Loan Rates (%)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
5.001 – 5.500	52	$ 6,703,373.98	10.38%
5.501 – 6.000	100	11,293,705.67	17.48
6.001 – 6.500	100	12,154,001.68	18.81
6.501 – 7.000	104	9,715,946.85	15.04
7.001 – 7.500	66	6,808,116.82	10.54
7.501 – 8.000	95	7,430,061.72	11.50
8.001 – 8.500	52	2,891,863.98	4.48
8.501 – 9.000	52	3,112,428.12	4.82
9.001 – 9.500	44	2,631,712.78	4.07
9.501 – 10.000	19	874,946.64	1.35
10.001 – 10.500	16	486,290.03	0.75
10.501 – 11.000	8	252,136.11	0.39
11.001 – 11.500	3	90,242.13	0.14
11.501 – 12.000	2	44,398.38	0.07
12.001 – 12.500	3	80,510.55	0.12
12.501 – 13.000	1	14,882.07	0.02
13.001 – 13.500	1	16,557.92	0.03
Total:	718	$64,601,175.43	100.00%

REMAINING MONTHS TO STATED MATURITY

Remaining Months to Stated Maturity (Months)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
0 – 180	133	$ 5,458,081.74	8.45%
181 – 240	142	7,874,469.05	12.19
241 – 300	2	91,664.76	0.14
301 – 360	441	51,176,959.88	79.22
Total:	718	$64,601,175.43	100.00%

MONTHS SINCE ORIGINATION

Months Since Origination (Months)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
0	202	$19,303,370.37	29.88%
1 – 24	516	45,297,805.06	70.12
Total:	718	$64,601,175.43	100.00%

PROPERTY TYPE

Property Type	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
Single Family Detached	523	$44,988,549.31	69.64%
Two- to Four-Family	93	11,289,119.92	17.48
Single Family Attached	49	3,458,133.70	5.35
Condominium	13	1,425,531.16	2.21
Planned Unit Development Detached	17	1,194,588.61	1.85
Planned Unit Development Attached	12	1,067,439.81	1.65
Manufactured Housing	6	441,514.27	0.68
5+ Family	2	313,738.36	0.49
Mixed Use	1	270,000.00	0.42
Townhouse	2	152,560.29	0.24
Total:	718	$64,601,175.43	100.00%

OCCUPANCY TYPE(1)

Occupancy Type	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
Owner Occupied	690	$61,498,081.13	95.20%
Non-Owner Occupied	28	3,103,094.30	4.80
Total:	718	$64,601,175.43	100.00%

(1)

Based upon representations made by the Mortgagors at the time of origination of such Mortgage Loans.

PRODUCT TYPE

Product Type	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
2/28 ARM (LIBOR)	558	$54,420,007.20	84.24%
3/27 ARM (LIBOR)	55	3,927,422.72	6.08
Fixed-Rate	105	6,253,745.51	9.68
Total:	718	$64,601,175.43	100.00%

ORIGINAL TERMS TO STATED MATURITY

Original Term (months)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
60 – 180	133	$ 5,458,081.74	8.45%
181 – 240	142	7,874,469.05	12.19
241 – 300	2	91,664.76	0.14
301 – 360	441	51,176,959.88	79.22
Total:	718	$64,601,175.43	100.00%

ORIGINAL FICO

Original FICO	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
0 – 499	12	$ 1,138,658.09	1.76%
500 – 519	6	399,725.40	0.62
520 – 539	23	1,789,802.20	2.77
540 – 559	67	5,504,312.26	8.52
560 – 579	85	6,303,381.02	9.76
580 – 599	106	10,619,668.64	16.44
600 – 619	99	9,795,042.62	15.16
620 – 639	103	8,908,815.52	13.79
640 – 659	82	7,784,636.30	12.05
660 – 679	60	5,452,973.69	8.44
680 – 699	28	3,092,853.94	4.79
700 – 719	20	1,692,737.44	2.62
720 or greater	27	2,118,568.31	3.28
Total:	718	$64,601,175.43	100.00%

PREPAYMENT PENALTY TERM

Prepay Penalty Term (Years)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
None	101	$ 5,566,368.37	8.62%
3	617	59,034,807.06	91.38
Total:	718	$64,601,175.43	100.00%

DOCUMENTATION TYPE

Documentation Type	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
Full	718	$64,601,175.43	100.00%
Total:	718	$64,601,175.43	100.00%

MARGIN (ADJUSTABLE-RATE MORTGAGE LOANS)

Margin (%)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
3.501 – 4.000	23	$ 2,029,465.47	3.48%
4.001 – 4.500	87	10,070,167.81	17.26
4.501 – 5.000	98	12,036,077.40	20.63
5.001 – 5.500	98	11,289,692.47	19.35
5.501 – 6.000	89	8,420,900.45	14.43
6.001 – 6.500	42	2,894,986.39	4.96
6.501 – 7.000	72	5,459,965.50	9.36
7.001 – 7.500	30	1,425,035.93	2.44
7.501 – 8.000	29	2,113,367.43	3.62
8.001 – 8.500	31	2,041,679.22	3.50
8.501 – 9.000	7	344,469.38	0.59
9.001 – 9.500	5	150,154.15	0.26
9.501 – 10.000	1	49,766.73	0.09
10.001 – 10.500	1	21,701.59	0.04
Total:	613	$58,347,429.92	100.00%

MAXIMUM RATE (ADJUSTABLE-RATE MORTGAGE LOANS)

Maximum Rate (%)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
11.001 – 11.500	52	$ 6,703,373.98	11.49%
11.501 – 12.000	99	11,089,523.22	19.01
12.001 – 12.500	86	9,847,722.64	16.88
12.501 – 13.000	70	4,984,235.44	8.54
13.001 – 13.500	17	1,086,191.01	1.86
13.501 – 14.000	20	1,633,694.97	2.80
14.001 – 14.500	19	2,783,753.82	4.77
14.501 – 15.000	45	5,601,184.78	9.60
15.001 – 15.500	46	5,092,041.00	8.73
15.501 – 16.000	59	4,535,374.86	7.77
16.001 – 16.500	33	1,668,461.66	2.86
16.501 – 17.000	24	1,045,529.37	1.79
17.001 – 17.500	29	1,703,166.82	2.92
17.501 – 18.000	7	351,553.88	0.60
18.001 – 18.500	4	115,700.62	0.20
18.501 – 19.000	2	84,220.26	0.14
19.001 – 19.500	1	21,701.59	0.04
Total:	613	$58,347,429.92	100.00%

MINIMUM RATE (ADJUSTABLE-RATE MORTGAGE LOANS)

Minimum Rate (%)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
3.501 – 4.000	1	$ 29,557.43	0.05%
4.001 – 4.500	4	708,264.51	1.21
4.501 – 5.000	9	1,822,175.29	3.12
5.001 – 5.500	68	8,960,007.89	15.36
5.501 – 6.000	114	12,261,247.98	21.01
6.001 – 6.500	93	10,329,750.66	17.70
6.501 – 7.000	97	8,737,693.03	14.98
7.001 – 7.500	52	4,508,517.22	7.73
7.501 – 8.000	68	4,869,734.31	8.35
8.001 – 8.500	31	1,670,432.50	2.86
8.501 – 9.000	32	1,989,068.11	3.41
9.001 – 9.500	33	2,015,161.57	3.45
9.501 – 10.000	6	302,750.75	0.52
10.001 – 10.500	4	108,615.14	0.19
10.501 – 11.000	1	34,453.53	0.06
Total:	613	$58,347,429.92	100.00%

INITIAL PERIODIC RATE CAP (ADJUSTABLE-RATE MORTGAGE LOANS)

Initial Periodic Rate Cap (%)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
2.000	375	$37,463,710.88	64.21%
3.000	238	20,883,719.04	35.79
Total:	613	$58,347,429.92	100.00%

SUBSEQUENT PERIODIC RATE CAP (ADJUSTABLE-RATE MORTGAGE LOANS)

Subsequent Periodic Rate Cap (%)	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
1.000	613	$58,347,429.92	100.00%
Total:	613	$58,347,429.92	100.00%

FIRST RATE ADJUSTMENT DATE (ADJUSTABLE-RATE MORTGAGE LOANS)

First Rate Adjustment Date	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
November 2005	29	$ 2,883,524.72	4.94%
December 2005	80	8,919,769.43	15.29
January 2006	66	5,868,114.82	10.06
February 2006	87	7,916,645.96	13.57
March 2006	125	11,688,728.44	20.03
April 2006	118	10,448,591.83	17.91
May 2006	53	6,694,632.00	11.47
November 2006	5	546,100.24	0.94
December 2006	15	1,230,851.99	2.11
January 2007	6	364,394.84	0.62
February 2007	3	226,739.45	0.39
March 2007	15	705,662.88	1.21
April 2007	7	612,679.32	1.05
May 2007	4	240,994.00	0.41
Total:	613	$58,347,429.92	100.00%

NEXT RATE ADJUSTMENT DATE (ADJUSTABLE-RATE MORTGAGE LOANS)

Next Rate Adjustment Date	Number of Statistic Calculation Mortgage Loans	Cut-Off Date Aggregate Principal Balance	% of Cut-Off Date Aggregate Principal Balance
November 2005	29	$ 2,883,524.72	4.94%
December 2005	80	8,919,769.43	15.29
January 2006	66	5,868,114.82	10.06
February 2006	87	7,916,645.96	13.57
March 2006	125	11,688,728.44	20.03
April 2006	118	10,448,591.83	17.91
May 2006	53	6,694,632.00	11.47
November 2006	5	546,100.24	0.94
December 2006	15	1,230,851.99	2.11
January 2007	6	364,394.84	0.62
February 2007	3	226,739.45	0.39
March 2007	15	705,662.88	1.21
April 2007	7	612,679.32	1.05
May 2007	4	240,994.00	0.41
Total:	613	$58,347,429.92	100.00%

Conveyance of Subsequent Mortgage Loans

On the Closing Date, the Seller will deposit not more than $25,000,000 (the “Original Pre-Funded Amount”) into a segregated account maintained with the Trustee on behalf of the Trust (the “Pre-Funding Account”).  Amounts on deposit in the Pre-Funding Account will be withdrawn to purchase Subsequent Mortgage Loans from time to time (each such purchase date, a “Subsequent Transfer Date”) from the Seller from the Closing Date until the earlier to occur of the following (the “Funding Period”).

(1)

the date on which the amount on deposit in the Pre-Funding Account is less than $100,000; and

(2)

the close of business on July 31, 2004.

The purchase price for the Subsequent Mortgage Loans will equal the outstanding Principal Balances of those Mortgage Loans as of the related Cut-Off Dates and will be paid by withdrawal of funds on deposit in the Pre-Funding Account.  The Subsequent Mortgage Loans may have characteristics that differ from the Initial Mortgage Loans included in the Trust.  Accordingly, the statistical characteristics of the Mortgage Loans in the Trust will vary upon the acquisition of Subsequent Mortgage Loans; provided, however, that the obligation of the Trust to purchase Subsequent Mortgage Loans on any date during the Funding Period is subject to the following requirements in addition to other requirements set forth in the Agreement:

•

the Subsequent Mortgage Loans may not be 30 or more days contractually delinquent as of the related Cut-Off Dates;

•

the remaining term to stated maturity of the Subsequent Mortgage Loans will not exceed 30 years;

•

the Subsequent Mortgage Loans will not have a Loan Rate as of the related Cut-Off Dates less than 5.15%;

•

the Subsequent Mortgage Loans will not be subject to the Home Ownership and Equity Protection Act of 1994; and

•

the addition of the Subsequent Mortgage Loans will not adversely affect the ratings assigned to the Class A Certificates without taking the Policy into account.

Following the addition of the Additional Mortgage Loans and the Subsequent Mortgage Loans, the Mortgage Pool (based on the related Cut-Off Dates) will have the following characteristics:

Weighted Average Loan Rate

At least 6.95%

Weighted Average Margin

At least 5.50%

First Lien Original Balance < $50,000

Not more than 8%

Weighted Average Remaining Term to Stated Maturity

Not more than 339 months

Weighted Average Original Combined

Loan-to-Value Ratio

Not more than 71%

Combined Loan-to-Value > 85%

Not more than 2%

Fixed-Rate Mortgage Loans

Not more than 10%

Second Liens

Not more than 14%

Non-Owner Occupancy

Not more than 5%

Full Documentation

At least 99%

Two- to Four-Unit Residential Dwellings

Not more than 19%

Manufactured Housing

Not more than 1%

Weighted Average FICO

At least 615

FICO < 560

Not more than 12.75%

Weighted Average Debt-to-Income Ratio

Not more than 42%

Debt-to-Income Ratio > 40%

Not more than 60%

Minimum Prepayment Penalty

At least 88%

Original Principal Balance > $300,000

Not more than 12%

New York State Concentration

Not more than 36%

Top Three States Concentration

Not more than 62%

In addition, each Additional Mortgage Loan and Subsequent Mortgage Loan (based on the related Cut-Off Dates) will have the following characteristics:

Minimum Loan Rate

At least 5.15%

Original Combined Loan-to-Value

Not more than 95%

FICO

At least 450

Debt-to-Income Ratio

Not more than 55%

Original Principal Balance

Not more than $725,000

A mandatory payment of principal will be made to the holders of the Class A Certificates if the aggregate Cut-Off Date Principal Balance of the Subsequent Mortgage Loans delivered to the Trust is less than the Original Pre-Funded Amount (in an amount equal to the amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period) in the same manner as described in this Prospectus Supplement under “DESCRIPTION OF THE CERTIFICATES—Priority of Distributions”.  See “PREPAYMENT AND YIELD CONSIDERATIONS—Mandatory Payment” in this Prospectus Supplement.

PREPAYMENT AND YIELD CONSIDERATIONS

General

The rate of principal payments on the Class A Certificates (as defined herein), the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans.  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller).  Approximately 91.38% of the Statistic Calculation Mortgage Loans by the Cut-Off Date Principal Balance provided for payment by the mortgagor (the “Mortgagor”) of a prepayment charge on full or partial prepayments within the first three years as provided in the related Mortgage Note. After the first three years, the Mortgage Loans that have prepayment penalties may be prepaid by the Mortgagors at any time without penalty.

Prepayments

Prepayments, liquidations, purchases and repurchases of the Mortgage Loans (including any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust) will result in distributions on the Class A Certificates, as applicable, of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans.  Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans.  Further, if you purchased your Certificates at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than the anticipated yield.  In addition, when a principal prepayment is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment and a “Prepayment Interest Shortfall” may result.

The rate of prepayment on the Mortgage Loans cannot be predicted.  Home equity loans such as the Mortgage Loans have been originated in significant volume only during the past few years and neither the Depositor nor the Seller is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans similar to the Mortgage Loans.  Generally, home equity loans are not viewed by borrowers as permanent financing.  Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans.  The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans.  All of the Mortgage Loans contain “due-on-sale” provisions, and the Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law.  The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Mortgage Loan.  See “LEGAL ASPECTS OF LOANS—Due-On-Sale Clauses In Mortgage Loans” in the Prospectus.

The Mortgage Pool consists of fixed-rate Mortgage Loans and adjustable-rate Mortgage Loans.  As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level.  When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans.  Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.  No assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to “lock in” a lower fixed loan rate.  The existence of periodic rate caps, maximum rates and minimum rates may affect the likelihood of prepayment.  No assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

Mandatory Payment

If at the end of the Funding Period there are funds remaining in the Pre-Funding Account, the holders of the Class A Certificates will receive an additional distribution allocable to principal of such funds in the same manner as described in this Prospectus Supplement under “DESCRIPTION OF THE CERTIFICATES—Priority of Distributions”.  Although there can be no assurance, the Seller anticipates that there will be no material principal payment to the Certificateholders if the entire Original Pre-Funded Amount is not used to purchase Subsequent Mortgage Loans.

LIBOR

The yield to you will be sensitive to fluctuations in One-Month LIBOR.

Changes in One-Month LIBOR may not correlate with the changes in prevailing interest rates.  It is possible that lower prevailing loan rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR.  Conversely, higher prevailing loan rates, which would be expected to result in slower prepayments, could occur concurrently with a lower level of One-Month LIBOR.

Weighted Average Lives

Generally, greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par and will decrease the yield on Class A Certificates purchased at a price greater than par.  The effect on an investor’s yield due to principal prepayments on the related Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of such Certificate will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments.  The Weighted Average Life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the related Mortgage Loans and the related recoveries, if any, on defaulted Mortgage Loans and related foreclosed Mortgaged Properties.

The “Weighted Average Life” of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid.  The Weighted Average Life of a Class A Certificate will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model.  The model used in this Prospectus Supplement with respect to the Mortgage Loans is a constant prepayment rate (“CPR”), which represents an assumed rate of prepayment each month relative to the then outstanding Principal Balance of the Mortgage Loans for the life of such Mortgage Loans.  As used in the table below, a 100% prepayment assumption assumes a 23% CPR for the fixed-rate Mortgage Loans and a 27% CPR for the adjustable-rate Mortgage Loans.  CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool or group of mortgage loans, including the Mortgage Loans.  The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans in the Mortgage Pool.

Because the following table was prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the table.  Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the table.  In addition, since the actual Mortgage Loans have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

Structuring Assumptions

For the purpose of the table below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay characteristics set forth below, (ii) the Closing Date (as defined herein) for the Class A Certificates is June 3, 2004, (iii) distributions on the Class A Certificates are made on the 15th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in June 2004 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month (with no defaults), (v) the Mortgage Loans’ prepayment rates are at a percentage of the prepayment assumption set forth in the table below, (vi) all prepayments are prepayments in full received on the last day of each month and include 30 days’ interest thereon, (vii) no optional termination is exercised (except when indicated in the following table), (viii) the Class A Certificates have the Certificate Rate (as defined herein) and initial Class A Principal Balance (as defined herein) as set forth herein, (ix) the level of One-Month LIBOR for each Interest Period will be 1.11% and the level of Six-Month LIBOR for each interest period will be 1.579%, (x) the entire Original Pre-Funded Amount is used to purchase Subsequent Mortgage Loans, (xi) amounts are withdrawn from the Capitalized Interest Account in connection with the June, July and August 2004 Distribution Dates in an amount required to support interest distributions, based on the Original Pre-Funded Amount, on the Certificates, (xii) the Servicing Fee Rate is 0.50% per annum and the Trustee Fee Rate is 0.02% per annum, (xiii) the Base Spread Account Requirement (as defined herein) is calculated at 2.90%, (xiv) the Additional Mortgage Loans delivered on or prior to the Closing Date will have a first Due Date during the Due Period in June 2004, (xv) the Subsequent Mortgage Loans delivered to the Trust in June 2004 will have a first Due Date during the Due Period in July 2004, (xvi) the Subsequent Mortgage Loans delivered to the Trust in July 2004 will have a first Due Date during the Due Period in August 2004, (xvii) no payment is received under the Corridor Contract and (xviii) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Pool Number	Loan Type	Principal Balance ($)	Gross Loan Rate (%)	Margin (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Maximum Rate (%)	Minimum Rate (%)
1	15yr Fixed 3 yr Penalty (1)	213,785.29	8.34935	N/A	180	179	N/A	N/A
2	15yr Fixed No Penalty (1)	1,290,238.92	8.54739	N/A	175	173	N/A	N/A
3	2/28 3 yr Penalty (1)	54,100,100.18	6.76474	5.51895	334	333	13.46733	6.54468
4	2/28 No Penalty (1)	319,907.02	8.20997	6.97693	279	276	15.29170	7.66564
5	30yr Fixed 3 yr Penalty (1)	793,498.87	8.09861	N/A	346	344	N/A	N/A
6	30yr Fixed No Penalty (1)	3,956,222.43	8.28008	N/A	320	317	N/A	N/A
7	3/27 3 yr Penalty (1)	3,927,422.72	7.50846	6.25846	320	317	14.17662	6.9858
8	15yr Fixed 3 yr Penalty (2)	34,412.93	8.34935	N/A	180	180	N/A	N/A
9	15yr Fixed No Penalty (2)	207,689.23	8.54739	N/A	175	175	N/A	N/A
10	2/28 3 yr Penalty (2)	8,708,470.82	6.76474	5.51895	334	334	13.46733	6.54468
11	2/28 No Penalty (2)	51,495.30	8.20997	6.97693	279	279	15.29170	7.66564
12	30yr Fixed 3 yr Penalty (2)	127,729.19	8.09861	N/A	346	346	N/A	N/A
13	30yr Fixed No Penalty (2)	636,831.49	8.28008	N/A	320	320	N/A	N/A
14	3/27 3 yr Penalty (2)	632,195.62	7.50846	6.25846	320	320	14.17662	6.9858
15	15yr Fixed 3 yr Penalty (3)	41,366.37	8.34935	N/A	180	180	N/A	N/A
16	15yr Fixed No Penalty (3)	249,654.69	8.54739	N/A	175	175	N/A	N/A
17	2/28 3 yr Penalty (3)	10,468,095.17	6.76474	5.51895	334	334	13.46733	6.54468
18	2/28 No Penalty (3)	61,900.39	8.20997	6.97693	279	279	15.29170	7.66564
19	30yr Fixed 3 yr Penalty (3)	153,538.01	8.09861	N/A	346	346	N/A	N/A
20	30yr Fixed No Penalty (3)	765,508.99	8.28008	N/A	320	320	N/A	N/A
21	3/27 3 yr Penalty (3)	759,936.39	7.50846	6.25846	320	320	14.17662	6.9858
22	15yr Fixed 3 yr Penalty (4)	41,366.37	8.34935	N/A	180	180	N/A	N/A
23	15yr Fixed No Penalty (4)	249,654.69	8.54739	N/A	175	175	N/A	N/A
24	2/28 3 yr Penalty (4)	10,468,095.17	6.76474	5.51895	334	334	13.46733	6.54468
25	2/28 No Penalty (4)	61,900.39	8.20997	6.97693	279	279	15.29170	7.66564
26	30yr Fixed 3 yr Penalty (4)	153,538.01	8.09861	N/A	346	346	N/A	N/A
27	30yr Fixed No Penalty (4)	765,508.99	8.28008	N/A	320	320	N/A	N/A
28	3/27 3 yr Penalty (4)	759,936.39	7.50846	6.25846	320	320	14.17662	6.9858

(1)

Statistic Calculation Mortgage Loans.

(2)

Additional Mortgage Loans delivered to the Trust on the Closing Date.  Additional Mortgage Loans will have a first Due Date in June 2004.

(3)

Subsequent Mortgage Loans delivered to the Trust on June 30, 2004.  Subsequent Mortgage Loans will have a first Due Date in July 2004.

(4)

Subsequent Mortgage Loans delivered to the Trust on July 31, 2004.  Subsequent Mortgage Loans will have a first Due Date in August 2004.

Pool Number	Loan Type	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (Months)	Next Rate Adjustment Date (Months)	Prepayment Penalty Term (Months)	Index
1	15yr Fixed 3 yr Penalty (1)	N/A	N/A	N/A	N/A	36	N/A
2	15yr Fixed No Penalty (1)	N/A	N/A	N/A	N/A	N/A	N/A
3	2/28 3 yr Penalty (1)	2.35904	1.00000	6	22	36	6-Month LIBOR
4	2/28 No Penalty (1)	2.54087	1.00000	6	21	N/A	6-Month LIBOR
5	30yr Fixed 3 yr Penalty (1)	N/A	N/A	N/A	N/A	36	N/A
6	30yr Fixed No Penalty (1)	N/A	N/A	N/A	N/A	N/A	N/A
7	3/27 3 yr Penalty (1)	2.32753	1.00000	6	34	36	6-Month LIBOR
8	15yr Fixed 3 yr Penalty (2)	N/A	N/A	N/A	N/A	36	N/A
9	15yr Fixed No Penalty (2)	N/A	N/A	N/A	N/A	N/A	N/A
10	2/28 3 yr Penalty (2)	2.35904	1.00000	6	24	36	6-Month LIBOR
11	2/28 No Penalty (2)	2.54087	1.00000	6	24	N/A	6-Month LIBOR
12	30yr Fixed 3 yr Penalty (2)	N/A	N/A	N/A	N/A	36	N/A
13	30yr Fixed No Penalty (2)	N/A	N/A	N/A	N/A	N/A	N/A
14	3/27 3 yr Penalty (2)	2.32753	1.00000	6	36	36	6-Month LIBOR
15	15yr Fixed 3 yr Penalty (3)	N/A	N/A	N/A	N/A	36	N/A
16	15yr Fixed No Penalty (3)	N/A	N/A	N/A	N/A	N/A	N/A
17	2/28 3 yr Penalty (3)	2.35904	1.00000	6	24	36	6-Month LIBOR
18	2/28 No Penalty (3)	2.54087	1.00000	6	24	N/A	6-Month LIBOR
19	30yr Fixed 3 yr Penalty (3)	N/A	N/A	N/A	N/A	36	N/A
20	30yr Fixed No Penalty (3)	N/A	N/A	N/A	N/A	N/A	N/A
21	3/27 3 yr Penalty (3)	2.32753	1.00000	6	36	36	6-Month LIBOR
22	15yr Fixed 3 yr Penalty (4)	N/A	N/A	N/A	N/A	36	N/A
23	15yr Fixed No Penalty (4)	N/A	N/A	N/A	N/A	N/A	N/A
24	2/28 3 yr Penalty (4)	2.35904	1.00000	6	24	36	6-Month LIBOR
25	2/28 No Penalty (4)	2.54087	1.00000	6	24	N/A	6-Month LIBOR
26	30yr Fixed 3 yr Penalty (4)	N/A	N/A	N/A	N/A	36	N/A
27	30yr Fixed No Penalty (4)	N/A	N/A	N/A	N/A	N/A	N/A
28	3/27 3 yr Penalty (4)	2.32753	1.00000	6	36	36	6-Month LIBOR

(1)

Statistic Calculation Mortgage Loans.

(2)

Additional Mortgage Loans delivered to the Trust on the Closing Date.  Additional Mortgage Loans will have a first Due Date in June 2004.

(3)

Subsequent Mortgage Loans delivered to the Trust on June 30, 2004.  Subsequent Mortgage Loans will have a first Due Date in July 2004.

(4)

Subsequent Mortgage Loans delivered to the Trust on July 31, 2004.  Subsequent Mortgage Loans will have a first Due Date in August 2004.

Subject to the foregoing discussion and assumptions, the following table indicate the Weighted Average Life of the Class A Certificates and the percentages of the initial Class A Principal Balance of the Class A Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the prepayment assumption.

Percent of Initial Principal Balance of the Class A Certificates Outstanding
at the Following Percentages of the Prepayment Assumption

	Class A
Distribution Date	0%	50%	75%	100%	125%	150%	200%
Initial Percentage	100	100	100	100	100	100	100
May 15, 2005	99	86	80	74	68	61	49
May 15, 2006	97	74	63	53	44	36	22
May 15, 2007	96	63	50	39	29	22	10
May 15, 2008	94	54	39	28	19	13	5
May 15, 2009	93	46	31	20	13	8	2
May 15, 2010	91	39	24	15	8	4	1
May 15, 2011	89	33	19	10	5	3	*
May 15, 2012	87	28	15	8	4	2	*
May 15, 2013	85	24	12	5	2	1	*
May 15, 2014	82	20	9	4	2	1	*
May 15, 2015	80	17	7	3	1	*	*
May 15, 2016	77	14	5	2	1	*	*
May 15, 2017	74	12	4	1	*	*	*
May 15, 2018	71	10	3	1	*	*	*
May 15, 2019	68	8	2	1	*	*	*
May 15, 2020	64	7	2	*	*	*	*
May 15, 2021	61	5	1	*	*	*	*
May 15, 2022	57	4	1	*	*	*	*
May 15, 2023	52	4	1	*	*	*	*
May 15, 2024	48	3	1	*	*	*	*
May 15, 2025	43	2	*	*	*	*	*
May 15, 2026	38	2	*	*	*	*	*
May 15, 2027	32	1	*	*	*	*	*
May 15, 2028	26	1	*	*	*	*	*
May 15, 2029	20	1	*	*	*	*	*
May 15, 2030	13	*	*	*	*	*	*
May 15, 2031	6	*	*	*	*	*	0
May 15, 2032	*	*	*	*	*	*	0
May 15, 2033	*	*	*	*	*	0	0
May 15, 2034	0	0	0	0	0	0	0
Weighted Average Life
(years)**	17.92	6.04	4.19	3.12	2.44	1.96	1.35
Weighted Average Life
(years)**(1)	17.84	5.6	3.82	2.83	2.2	1.77	1.22

__________________________

*

Indicates a percentage greater than 0.00% but less than 0.50%.

**

The Weighted Average Life of the Class A Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class A Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial Class A Principal Balance of the Certificates.

(1)

To Optional Termination.

DESCRIPTION OF THE CERTIFICATES

The Lehman Home Equity Loan Asset-Backed Certificates, Series 2004-3 (the “Certificates”) will consist of one class of senior Certificates (the “Class A Certificates”) and one class of subordinated Certificates (the “Class R Certificates”).  The Certificates will be issued pursuant to the Agreement.  The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying prospectus (the “Prospectus”) are a part.  The following summaries describe certain provisions of the Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement.  Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.  Only the Class A Certificates are offered hereby.

General

The Class A Certificates will be issued in denominations of $25,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust.  The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Mortgage Loans; (ii) payments on the Initial Mortgage Loans received after the related Cut-Off Date (exclusive of payments in respect of accrued interest on each Initial Mortgage Loan through the related Due Date in April 2004) and payments on the Subsequent Mortgage Loans received after the related Cut-Off Dates (exclusive of payments in respect of accrued interest on each Subsequent Mortgage Loan through the related Due Date in the calendar month of the related Cut-Off Dates); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account, the Distribution Account, the Basis Risk Reserve Fund, the Pre-Funding Account, the Capitalized Interest Account and the Spread Account and funds on deposit therein (excluding net earnings thereon); (v) rights under certain hazard insurance policies, if any, covering the Mortgaged Properties; (vi) an assignment of the Depositor’s rights under the Purchase Agreement (as defined herein); and (vii) certain payments under the Corridor Contract (as defined herein).  In addition, the Depositor has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the “Policy”) for the benefit of the holders of the Class A Certificates, pursuant to which the Certificate Insurer will guarantee certain payments to the Certificateholders as described herein.  Definitive Certificates (as defined below) will be transferable and exchangeable at the office of the Trustee designated from time to time for such purposes.  As of June 3, 2004 (the “Closing Date”), the Trustee designates the office of its agent located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.  The Trustee will initially act as Certificate Registrar.  See “—Book-Entry Certificates” below.  No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The principal balance of the Class A Certificates (the “Class A Principal Balance”) on any Distribution Date is equal to the principal balance of the Class A Certificates on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the Class A Certificates.

Only the Class A Certificates are being offered hereby.  The Class A Certificates represent the right to receive payments of interest at the Certificate Rate (as defined herein) and payments of principal as described below.

The Person in whose name a Certificate is registered as such in the Certificate Register (as defined herein) is referred to herein as a “Certificateholder”.

The “Percentage Interest” represented by the Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of the Class A Certificates by the Class A Principal Balance as of the Cut-Off Date.

Book-Entry Certificates

The Class A Certificates will be book-entry Certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Class A Certificates (“Certificate Owners”) will hold such Certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, societe anonyme, a company with limited liability under Luxembourg law and formerly known first as “Cedel S.A.” and more recently as “Cedelbank” (“Clearstream”) or Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems (the “Participants”).  The Book-Entry Certificates will be issued in one or more Certificates which will equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Cedelbank’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.  Except as described below, no person acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Class A Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be Certificate-holders as that term is used in the Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Class-A Certificates from the Trustee through DTC and DTC participants.  While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates.  Participants and indirect participants with whom Certificate Owners have accounts with respect to the Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below.  Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of the Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer the Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of the Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Certificates, see “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS—Backup Withholding” in the Prospectus and “GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a societe anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, societe anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares of CB) to a new Luxembourg company, New Cedel International, societe anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  As of January 14, 2000, New CI has been renamed to “Clearstream International, societe anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, societe anonyme”, and Cedel Global Services was renamed “Clearstream Services, societe anonyme”.

On January 17, 2000 DBC, was renamed to “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 43 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for crossmarket transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.  As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co.  Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I herein and “FEDERAL INCOME TAX CONSIDERATIONS—Taxation of Securities Treated as Debt Instruments—Foreign Persons” in the Prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates.  In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.  Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Class A Principal Balance of the related Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Class A Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the Depositor, the Seller, the Servicer, the Certificate Insurer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment of Mortgage Loans

On the Closing Date with respect to the Initial Mortgage Loans, the Depositor, and on each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, the Seller will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, each related mortgage note (the “Mortgage Note”), each related mortgage (the “Mortgage”) and other related documents (collectively, the “Related Documents”), including all payments received on or with respect to each such Mortgage Loan after the Cut-Off Date (exclusive of payments in respect of accrued interest on each Initial Mortgage Loan through the related Due Date in April 2004) with respect to the Initial Mortgage Loans or the related Cut-Off Date (exclusive of payments in respect of accrued interest on each Subsequent Mortgage Loan through the related Due Date in the calendar month of the related Cut-Off Date) with respect to the Subsequent Mortgage Loans.  With respect to any Mortgage Loan, the “Due Date” is the day of the month on which payments are due from the Mortgagor.  The Trustee, concurrently with the transfer on the Closing Date, will deliver the Certificates to the Depositor.  Each Mortgage Loan transferred to the Trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee pursuant to the Agreement.  Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the related Cut-Off Date and its Loan Rate as well as other information.

The Agreement provides that the Seller will deliver to the Trustee on the Closing Date with respect to the Initial Mortgage Loans and on each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans the Mortgage Note relating to each Mortgage Loan and certain other documentation relating to each Mortgage Loan (together with the Mortgage Note, the “Mortgage File”).  The Seller will generally deliver the assignments of the Mortgage relating to each Mortgage Loan (including assignments of Mortgages which are required to be recorded as described below).  The assignments of Mortgages are to be delivered in recordable form.  The assignments are not required to be recorded except in the case of assignments of Mortgages which are secured by Mortgaged Properties located within the state of Maryland, which are required to be submitted for recordation by the Seller, at its own expense, and under certain other limited circumstances.

Within 90 days of the date of delivery thereof, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan (as defined herein); provided, however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code (as defined herein) or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (a) all accrued and unpaid interest thereon, or (b) 30 days’ interest thereon, computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances (as defined herein) made by the Servicer.  The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises.  The obligation of the Seller to cure, repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan together with accrued interest and any other amounts specified in the Agreement.

An “Eligible Substitute Mortgage Loan” is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan at the time the Defective Mortgage Loan was transferred to the Trust; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Agreement.

The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate).  In addition, the Seller will represent and warrant that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws.  Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust.  The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as “Defective Mortgage Loans”.

Pursuant to the Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth below.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain in the name of the Trustee a separate trust account (the “Collection Account”) for the benefit of the holders of the Certificates and the Certificate Insurer.  The Collection Account will be an Eligible Account (as defined herein).  Within two Business Days after receipt, the Servicer will deposit or cause to be deposited into the Collection Account all amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items).  Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer.  A “Distribution Date” is the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, commencing in June 2004.

The Trustee will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date.  The Distribution Account will be an Eligible Account.  Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

An “Eligible Account” is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies; (ii) one or more accounts with a depository institution which are fully insured by either the Savings Association Insurance Fund (“SAIF”) or the Bank Insurance Fund (“BIF”) of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of “Baa3” by Moody’s and “BBB” by S&P; (iii) a segregated trust account maintained with the Trustee or an affiliate of the Trustee in its fiduciary capacity; or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates without taking the Policy into account.

Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Advances

Not later than three Business Days prior to each Distribution Date, the Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to all payments of interest due on each Mortgage Loan during the related Due Period as to which no payment was received as of the close of business on the last day of the related Due Period (net of the Servicing Fee) plus, with respect to each REO Property which was acquired during or prior to the related Due Period and as to which a final disposition thereof did not occur in the related Due period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the most recently ended Due Period for the related Mortgage Loan at the related Loan Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Collection Account for such Distribution Date pursuant to the Agreement (the “Monthly Advance”).  Such obligation of the Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage.  Each such expenditure will constitute a “Servicing Advance”.

The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released Mortgaged Property proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed.  The Servicer’s right to reimbursement for Monthly Advances is limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds (each as defined herein) and Insurance Proceeds on the related Mortgage Loan.  The Servicer’s right to such reimbursements is prior to the rights of Certificateholders to receive distributions.

Notwithstanding the foregoing, the Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Servicer, the Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a “Nonrecoverable Advance”), as evidenced by an officer’s certificate of the Servicer delivered to the Trustee prior to the related Distribution Date.  However, if any Servicing Advance or Monthly Advance made by the Servicer is determined by the Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Servicer from other amounts on deposit in the Collection Account.  The Servicer’s right to such reimbursements is prior to the rights of Certificateholders to receive distributions.

Distribution Dates

On each Distribution Date, the holders of the Class A Certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under “—Priority of Distributions”, an aggregate amount equal to the sum of (a) the Interest Distribution Amount (as defined herein) and (b) the Class Principal Distribution Amount (as defined herein).  Distributions will be made in immediately available funds to holders of Class A Certificates (i) by check or money order mailed to the address of the person entitled thereto as it appears on the register (the “Certificate Register”) maintained by the Trustee as registrar (the “Certificate Registrar”), or (ii) upon the request of a Certificateholder, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee in accordance with the Agreement.

Deposits to the Distribution Account

Amounts in respect of the related Due Period will be deposited into the Distribution Account (1) in the case of amounts on deposit in the Collection Account, on the Business Day immediately prior to each Distribution Date and (2) in the case of amounts on deposit in the Spread Account, to the extent necessary, on the related Distribution Date.  Upon deposit in the Distribution Account, the following amounts will constitute the “Available Funds” for such Distribution Date:  (i) payments of principal and interest on the related Mortgage Loans (net of amounts representing the Servicing Fee and the Trustee Fee with respect to each related Mortgage Loan and reimbursement for related Monthly Advances and Servicing Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the related Mortgage Loans (net of amounts to be applied to the restoration or repair of a related Mortgaged Property); (iii) the Purchase Price for repurchased Defective Mortgage Loans and any related Substitution Adjustment Amounts; (iv) payments from the Servicer in connection with (a) Monthly Advances, (b) Prepayment Interest Shortfalls, and (c) the termination of the Trust with respect to the Mortgage Loans as provided in the Agreement; (v) any amounts paid under the Policy; (vi) any amounts deposited in the Distribution Account from the Spread Account; (vii) any amounts deposited in the Distribution Account from the Capitalized Interest Account; and (viii) on the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Pre-Funding Account.

“Insurance Proceeds” are proceeds paid by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer’s normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

“Liquidation Proceeds” with respect to a Mortgage Loan are the proceeds (including Insurance Proceeds, but not including amounts paid under the Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property.  With respect to a Mortgage Loan, “Net Liquidation Proceeds” are the excess of Liquidation Proceeds over the expenses associated with the related liquidation that are not otherwise reimbursed to the Servicer.

Spread Account

The Agreement requires the Trustee to establish on the Closing Date and maintain thereafter a reserve account (the “Spread Account”) and to deposit on each Distribution Date into the Spread Account the amount of Excess Spread that is required by the Certificate Insurer to be deposited in the Spread Account.  The maximum amount required by the Certificate Insurer to be on deposit in the Spread Account may be reduced by the Certificate Insurer as described in the Agreement.  On the Closing Date the amount on deposit in the Spread Account will be zero.

On any Distribution Date the excess, if any, of (i) the Available Funds (exclusive of Insured Amounts and amounts deposited in the Distribution Account from the Spread Account), over (ii) the sum of (a) the “Remittance Amount” which is the sum of the Interest Distribution Amount and the Class Principal Distribution Amount (as defined herein) and (b) certain amounts payable to the Certificate Insurer representing the insurance premium, amounts equal to Insured Amounts previously paid on the Class A Certificates and not reimbursed, I and I Payments (defined herein), and certain amounts reimbursable to the Servicer in respect of the Class A Certificates, is the “Excess Spread”.

The amount that is required to be on deposit at any time in the Spread Account is the Base Spread Account Requirement.  The “Base Spread Account Requirement” will be an amount equal to (a) with respect to any Distribution Date occurring during the period commencing after the Closing Date and ending on the later to occur of (i) the Distribution Date occurring in May 2006 and (ii) the Distribution Date upon which the Class A Principal Balance is less than or equal to 50% of the sum of the Cut-Off Date Pool Principal Balance and the Original Pre-Funded Amount, 2.90% of the sum of the Cut-Off Date Pool Principal Balance and the Original Pre-Funded Amount; and (b) with respect to each Distribution Date thereafter, the greater of (A) 5.80% of the Aggregate Principal Balance of the Mortgage Loans at the end of the related Due Period, (B) the greater of (1) 0.50% of the sum of the Cut-Off Date Pool Principal Balance and the Original Pre-Funded Amount, and (2) the sum of the Principal Balances of the three largest outstanding Mortgage Loans, and (C) an amount based on delinquency and loss performance of the Mortgage Loans as further described in the Agreement.  The Base Spread Account Requirement will not exceed the aggregate Principal Balance of the Mortgage Loans on any Distribution Date.

While the applicable Base Spread Account Requirement limits the amount on deposit in the Spread Account at any one time, the aggregate amount available through the Spread Account over time is not so limited.  The Agreement does not require that any initial deposit be made to the Spread Account on the Closing Date.

The Agreement provides that on any Distribution Date, if the Base Spread Account Requirement has been reached, then the portion of the Available Funds available to be deposited in the Spread Account will be distributed to the holders of the Class R Certificates on such Distribution Date.  The holders of the Class R Certificates will not be required to refund any amounts previously and properly distributed to them, regardless of whether there are sufficient funds available on a subsequent Distribution Date to make a full distribution to holders of the Class A Certificates on any such Distribution Date, or to pay the other amounts set forth above.  Funds credited to the Spread Account may be invested in Eligible Investments (as defined in the Agreement) that are scheduled to mature on or prior to the Business Day preceding the next Distribution Date, or such other investments, which may have maturities extending beyond the next succeeding Business Day, as approved from time to time by the Rating Agencies and the Certificate Insurer.  Investment earnings on amounts on deposit in the Spread Account will be retained therein until released at the discretion of the Certificate Insurer.

The Spread Account may be terminated or other assets, including mortgage loans similar to the Mortgage Loans, may be substituted for some or all of the assets held therein, if any, provided that the Certificate Insurer and the Rating Agencies consent to such action and that the then current ratings of the Class A Certificates assigned by the Rating Agencies (without taking the Policy into account) are not lowered as a result thereof.

The Spread Account and any income earned thereon will not be assets of the REMIC.

Priority of Distributions

On each Distribution Date the Trustee is required to withdraw from the Distribution Account the Available Funds, and make the following disbursements and transfers as described below and to the extent of Available Funds (except that amounts paid under the Policy will only be available for distribution to Certificateholders):

(i)

to the holders of the Class A Certificates, an amount equal to the Interest Distribution Amount for such Distribution Date;

(ii)

to the holders of the Class A Certificates, an amount equal to the Class Principal Distribution Amount for such Distribution Date;

(iii)

to the Certificate Insurer an amount equal to the sum of (1) the related monthly premium for the Policy, (2) an amount sufficient to reimburse the Certificate Insurer to the extent of any unreimbursed Insured Amounts paid, with interest thereon at the rate specified in the Insurance Agreement, and (3) certain amounts owed to the Certificate Insurer pursuant to the Insurance Agreement (“I and I Payments”);

(iv)

to the Servicer and/or the Seller certain other related reimbursable expenses pursuant to the Agreement;

(v)

to the Servicer, the amount of related Nonrecoverable Advances not previously reimbursed;

(vi)

to the Spread Account, the remaining Excess Spread until the Base Spread Account Requirement is reached;

(vii)

to the Basis Risk Reserve Fund, an amount up to the Required Basis Risk Reserve Fund Deposit (after taking into account any deposits made by the Corridor Contract Counterparty into the Basis Risk Reserve Fund for such Distribution Date); and

(viii)

to the holders of the Class R Certificates, the balance, if any.

Interest Rate Corridor

On the Closing Date, the Trustee, on behalf of the Trust, will enter into an interest rate corridor (the “Corridor” or the “Corridor Contract”) with Lehman Brothers Special Financing Inc., as corridor contract counterparty (“Corridor Contract Counterparty”).

Under the Corridor Contract, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Corridor Contract Counterparty will agree to make payments at least one Business Day prior to the 15th day of each month (each, a “Corridor Payment Date”), commencing in July 2004 through and including the last Corridor Payment Date in February 2007, in an amount, if any, equal to the product of (i) the excess of (x) the lesser of (1) One-Month LIBOR (as defined under “—The Certificate Rate”) and (2) 8.65% (the “Ceiling Rate”), over (y) the Strike Rate for such Distribution Date (as set forth in the table below, the “Strike Rate”), and (ii) a notional amount equal to the lesser of (1) the scheduled notional balance for such Distribution Date (as set forth in the table below) and (2) the Pool Balance as of the beginning of the related Due Period and (iii) the actual number of days in the related Interest Period, divided by 360.

The scheduled notional balance of the Corridor will amortize according to its schedule, which will be determined based on the Pool Balance at 100% of the prepayment assumption.  The table below is an approximation of the schedule for the Corridor the Trust intends to purchase.

Month	Strike Rate	Approximate Notional Balance ($)	Month	Strike Rate	Approximate Notional Balance ($)
July 2004	5.92%	98,012,816.99	November 2005	5.72%	64,403,479.32
August 2004	5.71%	96,077,870.62	December 2005	5.92%	62,690,765.40
September 2004	5.71%	93,862,716.53	January 2006	5.72%	61,023,179.28
October 2004	5.92%	91,374,725.11	February 2006	5.73%	59,399,538.90
November 2004	5.71%	88,952,152.25	March 2006	6.38%	57,818,705.31
December 2004	5.92%	86,593,286.80	April 2006	7.13%	56,279,544.50
January 2005	5.72%	84,296,462.20	May 2006	7.38%	54,782,851.89
February 2005	5.72%	82,060,055.34	June 2006	7.13%	53,325,580.40
March 2005	6.37%	79,882,485.44	July 2006	7.38%	51,906,698.05
April 2005	5.72%	77,762,212.90	August 2006	7.38%	50,525,199.78
May 2005	5.92%	75,697,738.31	September 2006	7.64%	49,180,407.27
June 2005	5.72%	73,687,601.31	October 2006	8.51%	47,871,351.83
July 2005	5.92%	71,730,379.65	November 2006	8.23%	46,596,789.66
August 2005	5.72%	69,824,688.16	December 2006	8.51%	45,355,817.63
September 2005	5.72%	67,969,177.80	January 2007	8.23%	44,147,556.19
October 2005	5.92%	66,162,534.71	February 2007	8.33%	42,971,148.71

Unless terminated earlier, the Corridor Contract will terminate immediately after the Distribution Date in February 2007.  The Corridor Contract is terminable by the Trust or the Corridor Contract Counterparty following the occurrence of certain specified events of default, including failure of the Corridor Contract Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency Cross Border).

It is intended that payments under the Corridor Contract provide protection against interest rate risk from upward movements in One-Month LIBOR and diminish the basis risk associated with the Mortgage Loans.  However, there can be no assurance that amounts payable to the Trust under the Corridor will be sufficient to cover such shortfalls.  On each Distribution Date during the term of the Corridor Contract, the Trustee will deposit any amount received under the Corridor Contract into the Basis Risk Reserve Fund up to any Class A Available Funds Cap Carryforward for such Distribution Date.  Any amounts received in respect of the Corridor Contract on any Corridor Payment Date will be available only to pay any Class A Available Funds Cap Carryforward or to fund the Basis Risk Reserve Fund to its required level and will not cover any shortfalls on the Mortgage Loans.  To the extent that such amounts are not needed on the related Distribution Date for the purposes described in the preceding sentence, such amounts will be withdrawn from the Basis Risk Reserve Fund and distributed to the holders of the Class R Certificates.

The obligations of the Corridor Contract Counterparty under the Corridor Contract will be guaranteed by Lehman Brothers Holdings Inc. (“LBH”), which is, as of the Closing Date, rated “A”, “A2” and “A” by S&P, Moody’s and Fitch, respectively.  There can be no assurance that such ratings will be maintained.

The Certificate Rate

The “Certificate Rate” on any Distribution Date with respect to: (i) the Class A Certificates will be a per annum rate equal to the lesser of (a) One-Month LIBOR plus 0.35% per annum on or prior to the Optional Termination Date, or One-Month LIBOR plus 0.70% per annum following the Optional Termination Date, and (b) the Available Funds Cap for such Distribution Date.

The “Interest Period” means, with respect to each Distribution Date and the Class A Certificates, the period commencing on the preceding Distribution Date and ending on the day preceding the current Distribution Date (except in the case of the first Interest Period, in which case interest will accrue from the Closing Date through the day preceding the first Distribution Date).  Interest will accrue on the Class A Certificates on the basis of the actual number of days elapsed and a year consisting of 360 days.

With respect to each Distribution Date, “One-Month LIBOR” will equal the interbank offered rate for one month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Period.  Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.  If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Seller and the Certificate Insurer, the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Seller and the Certificate Insurer, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class A Principal Balance.  The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Seller and the Certificate Insurer, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class A Principal Balance.  If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.

LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

The “Available Funds Cap” for any Distribution Date is a per annum rate (adjusted to reflect an actual/360 day count convention) equal to (a) the weighted average interest rate on the Mortgage Loans weighted on the basis of the aggregate principal balance of the Mortgage Loans on the first day of the month preceding the month in which the Distribution Date occurs, less (b) the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the Certificate Insurer premium rate.

If the interest accrued on the Class A Certificates is calculated at the Available Funds Cap, holders of Class A Certificates will be entitled to payments of Class A Available Funds Cap Carryforward from the Basis Risk Reserve Fund (including amounts, if any, received under the Corridor Contract) on future Distribution Dates to the extent funds are available therefor as described below.  The Policy does not cover any Class A Available Funds Cap Carryforward.

The “Class A Available Funds Cap Carryforward ” for any Distribution Date is the sum of (a) the excess, if any of the Class A Interest Distribution Amount, calculated at the Class A Certificate Rate without giving effect to the Available Funds Cap, over the Class A Interest Distribution Amount for such Distribution Date, (b) any excess described in clause (a) remaining unpaid from prior Distribution Dates and (c) one month’s interest on the amounts in clause (b) calculated at the Class A Certificate Rate and on the basis of the actual number of days elapsed.

Basis Risk Reserve Fund

The Agreement requires the Trustee to establish on the Closing Date and maintain thereafter a reserve fund (the “Basis Risk Reserve Fund”) held by the Trustee on behalf of the holders of the Certificates.  All amounts received from the Corridor Contract Counterparty pursuant to the Corridor will be deposited into the Basis Risk Reserve Fund on each Corridor Payment Date.  In addition, if the amount by which the Available Funds Cap exceeds the Certificate Rate is 0.50% or less for any Distribution Date, the amount required to be deposited in the Basis Risk Reserve Fund from Available Funds in clause (vii) under “—Priority of Distributions” above will be the excess of (a) the greater of (i) $5,000 and (ii) the Class A Available Funds Cap Carryforward over (b) the amount on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date other than deposits by the Corridor Contract Counterparty (such excess, if any, the “Required Basis Risk Reserve Fund Deposit”).  On each Distribution Date, holders of the Class A Certificates will be entitled to receive payments from the Basis Risk Reserve Fund equal to any Class A Available Funds Cap Carryforward.  Any amounts in excess of such amount not used to pay Class A Available Funds Cap Carryforward will be paid to the holders of the Class R Certificates.  The Basis Risk Reserve Fund will not be included as an asset of any REMIC.

Interest

On each Distribution Date, to the extent of funds available therefor in accordance with the priorities described above under “—Priority of Distributions”, interest will be distributed to the Class A Certificates in an amount equal to the Interest Distribution Amount.  For each Distribution Date, the “Interest Distribution Amount” is the sum of (a) interest at the Certificate Rate that accrued during the related Interest Period on the Class A Principal Balance immediately prior to such Distribution Date less any shortfalls in interest due to (i) the application of the Servicemembers Civil Relief Act of 2003 (the “Relief Act”, and any such shortfall, a “Relief Act Interest Shortfall”)  and (ii) Net Prepayment Interest Shortfalls (as defined herein) in excess of the Servicing Fee for the related Distribution Date for such Distribution Date (the “Class Monthly Interest Amount”) and (b) any Class Interest Carryover Shortfall.  As to any Distribution Date, the “Class Interest Carryover Shortfall” is the sum of (a) the excess of the sum of (A) the Class Monthly Interest Amount for the preceding Distribution Date and (B) any outstanding Class Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually distributed on such preceding Distribution Date plus (b) interest on such excess, to the extent permitted by law, at the Certificate Rate for the related Interest Period.

Principal

On each Distribution Date, to the extent of funds available therefor, in accordance with the priorities described above under “—Priority of Distributions”, principal will be distributed to the holders of Class A Certificates then entitled to distributions of principal in an amount equal to the lesser of (A) the Class A Principal Balance and (B) the Class Principal Distribution Amount for such Distribution Date.  “Class Principal Distribution Amount” means, with respect to any Distribution Date and the Class A Certificates, the sum of the Monthly Principal Amount for such Distribution Date and any Principal Shortfall Amount for such Distribution Date.

“Monthly Principal Amount” means, with respect to any Distribution Date and the Class A Certificates, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below):  (i) each payment of principal on a Mortgage Loan received by the Servicer during the related Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the related Due Period of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period, (iii) the principal portion of all Insurance Proceeds and Net Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period and any amount received in connection with the termination of the Trust during the related Due Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Due Period and (v) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed.

“Principal Shortfall Amount” means for any Distribution Date, the excess of the sum of the Monthly Principal Amount for the related Distribution Date and any outstanding Principal Shortfall on any preceding Distribution Date, over the amount in respect of principal that is actually distributed to the holders of the Class A Certificates on the related Distribution Date.

On each Distribution Date, net losses realized in respect of Liquidated Mortgage Loans (to the extent such amount is not covered by Available Funds) will reduce the amount, if any, in the Spread Account.

“Due Period” means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

“Determination Date” means, with respect to any Distribution Date, the third Business Day prior to such Distribution Date.

A “Liquidated Mortgage Loan” means, as to any Distribution Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan have been recovered.

The Policy

On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Insurance and Indemnity Agreement (the “Insurance Agreement”) to be dated as of the Closing Date, between the Seller, the Depositor, the Trustee, the Servicer and the Certificate Insurer.

Pursuant to the Policy, on each Distribution Date the Certificate Insurer will make available to the Trustee funds in the amount, if any, necessary to distribute to the holders of the Class A Certificates and the full amount of the Remittance Amount due to such Certificateholders (other than the Certificate Insurer pursuant to its subrogation rights) on such Distribution Date after application of the Available Funds for the Class A Certificates.  See “DESCRIPTION OF THE CERTIFICATES—Priority of Distributions”.

The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Class A Certificateholders a maximum amount equal to the Remittance Amount for such Distribution Date calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Agreement, except amendments or modifications to which the Certificate Insurer has given its prior written consent.  Relief Act Interest Shortfalls will not be covered by payments by the Depositor, the Servicer or any other persons, or from the Spread Account or the Policy.  The Policy does not cover Prepayment Interest Shortfalls.  The amount of the actual payment (the “Insured Amount”), if any, paid by the Certificate Insurer under the Policy on each Distribution Date with respect to the Class A Certificates will be equal to the excess, if any, of (1) the Remittance Amount for the Class A Certificates with respect to such Distribution Date over (2) the aggregate amount on deposit (or scheduled to be on deposit) in the Distribution Account that will be available for distribution to the Class A Certificateholders on such Distribution Date, without giving effect to any payments to be made under the Policy.  The Policy does not cover any Class A Available Funds Cap Carryforward.

So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy (such event, a “Certificate Insurer Default”), the Certificate Insurer will have the right to exercise all rights of the holders of the Class A Certificates under the Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the Agreement.  In addition, to the extent of unreimbursed payments under the Policy, the Certificate Insurer will be subrogated to the rights of the holders of the Class A Certificates to which such Insured Amounts were paid.  In connection with each Insured Amount paid on a Class A Certificate, the Trustee as attorney-in-fact for the holder thereof will be required to assign to the Certificate Insurer the rights of such holder with respect to the Class A Certificates, as applicable, to the extent of such Insured Amount.

The effect of the Policy is to guarantee the timely payment of interest on the Class A Certificates, and the ultimate payment of the principal amount of the Class A Certificates.  In the absence of payments under the Policy, Certificateholders may bear directly the credit and other risks associated with their undivided interest in the Trust.

Under the Policy, “Business Day” means any day other than (i) Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, the State of New York, the State of Rhode Island, the State of California or the city in which the corporate trust office of the Trustee or the Certificate Insurer is located, are authorized or obligated by law or executive order to be closed.

IN THE EVENT THAT THE CERTIFICATE INSURER WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

Reports to Certificateholders

Concurrently with each distribution to the Certificateholders, the Trustee will make available on its website at the internet address indicated below a statement, based upon information furnished by the Servicer, setting forth among other items with respect to each Distribution Date:

(i)

the Available Funds for the Class A Certificates for the related Distribution Date;

(ii)

the Interest Distribution Amount for the Class A Certificates, stating the Class Monthly Interest Amount, the Class Interest Carryover Shortfall, if any, the Relief Act Interest Shortfall, the Prepayment Interest Shortfall and the Certificate Rate thereof;

(iii)

the Class Principal Distribution Amount;

(iv)

the amount of the Monthly Advances, and the Compensating Interest Payments;

(v)

the Servicing Fee for such Distribution Date;

(vi)

the Class A Principal Balance, after giving effect to the related distribution;

(vii)

the Pool Balance as of the end of the preceding Due Period;

(viii)

the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

(ix)

the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

(x)

the amount of any Insured Amounts for such Distribution Date;

(xi)

during the Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funded Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

(xii)

during the Funding Period, the amount, if any, required to be withdrawn from the Capitalized Interest Account and deposited into the Distribution Account for such Distribution Date and the amount on deposit in the Capitalized Interest Account after giving effect to any withdrawals for such Distribution Date;

(xii)

the amount on deposit in the Spread Account as of such Distribution Date (after giving effect to any amounts described in clause (xiii) below); and

(xiii)

the amount, if any, required to be withdrawn from the Spread Account and deposited into the Distribution Account for such Distribution Date.

In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

“Pre-Funded Amount” means, as to any Determination Date, the Original Pre-Funded Amount minus the aggregate Principal Balance of Subsequent Mortgage Loans purchased by the Trust prior to such date.

Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

The Trustee will make available the monthly Trustee’s Remittance Report through its internet website, which is located at https://www.corporatetrust.db.com/invr.  Assistance in using the website can be obtained by calling the Trustee’s investor relations desk at (800) 735-7777.  In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee may make certain other information and reports related to the Mortgage Loans and the Trust available through its internet website.  Parties that are unable to use the internet-based distribution method are entitled to have a paper copy mailed to them by calling the Trustee’s investor relations desk and indicating such.

Pre-Funding Account

On the Closing Date, the Original Pre-Funded Amount will be deposited into the Pre-Funding Account.  See “DESCRIPTION OF THE MORTGAGE LOANS—Conveyance of Subsequent Mortgage Loans”. Amounts in the Pre-Funding Account may be used only (a) to acquire Subsequent Mortgage Loans and (b) to make accelerated payments of principal on the Class A Certificates at the end of the Funding Period.  During the Funding Period, amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent Mortgage Loans in accordance with the Agreement.  Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a payment of principal to the holders of the Class A Certificates in the same manner as described in this Prospectus Supplement under “DESCRIPTION OF THE CERTIFICATES—Priority of Distributions”.

Amounts on deposit in the Pre-Funding Account will be invested in eligible investments.  Any investment earnings on funds in the Pre-Funding Account will be transferred to the Seller on the Distribution Date following the end of the Funding Period.  The Pre-Funding Account will not be an asset of any REMIC.

Capitalized Interest Account

On the Closing Date, the Depositor will deposit $62,180.56 into a segregated account maintained with the Trustee on behalf of the Trust (the “Capitalized Interest Account”).  The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on the Class A Certificates that may arise as a result of the use of the pre-funding feature.  Any amounts remaining in the Capitalized Interest Account after the Funding Period (including investment earnings) and not needed for such purpose will be paid to the Seller and will not thereafter be available for payment to the Class A Certificateholders. Amounts on deposit in the Capitalized Interest Account will be invested in eligible investments.  All such eligible investments are required to mature no later than the Business Day prior to the next Distribution Date as specified in the Agreement.  The Capitalized Interest Account will not be an asset of any REMIC.

Last Scheduled Distribution Date

The last scheduled Distribution Date for the Class A Certificates is expected to be August 15, 2035.

It is expected that the actual last Distribution Date for the Class A Certificates will occur significantly earlier than such last scheduled Distribution Date.  See “PREPAYMENT AND YIELD CONSIDERATIONS”.

The last scheduled Distribution Date for the Class A Certificates is the Distribution Date occurring in the thirteenth month following the latest maturing Mortgage Loan.

Collection and Other Servicing Procedures on Mortgage Loans

The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans.  Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer’s policies with respect to the home equity mortgage loans it owns or services.  With respect to Mortgage Loans that are junior in priority to a first lien on a Mortgaged Property, the Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Mortgage Loan in connection with the refinancing of such first lien.

Hazard Insurance

The Servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the outstanding Principal Balance on the Mortgage Loan and any related senior lien(s), (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.  Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE “A”, such flood insurance has been made available and the Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding Principal Balance of the Mortgage Loan and the first lien, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Reform Act of 1994, as amended.  The Servicer will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Reform Act of 1994, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above.

Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Agreement.

In the event that the Servicer obtains and maintains a blanket policy as provided in the Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid Principal Balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

Realization Upon Defaulted Mortgage Loans

The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related first lien mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds.  The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to related Certificateholders.

Servicing Compensation, Payment of Expenses and Compensating Interest

With respect to each Due Period, the Servicer will receive from interest payments in respect of the Mortgage Loans a portion of such interest payments as a monthly servicing fee (the “Servicing Fee”) in the amount equal to 0.50% per annum (the “Servicing Fee Rate”) on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period as to which such payment was made.  All assumption fees, late payment charges, prepayment penalties and other fees and charges, to the extent collected from Mortgagors, will be retained by the Servicer as additional servicing compensation.  The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent.

With respect to each Due Period, the Trustee will receive from interest payments in respect of the Mortgage Loans a monthly fee (the “Trustee Fee”) in the amount equal to 0.02% per annum (the “Trustee Fee Rate”) on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period as to which such payment was made in connection with its responsibilities under the Agreement.

Not later than each Determination Date, the Servicer is required to remit to the Trustee, without any right of reimbursement, an amount (the “Compensating Interest”) equal to the lesser of (a) any Prepayment Interest Shortfall for the related Due Period and (b) the aggregate Servicing Fee received by the Servicer in the most recently ended Due Period.

Prepayment Interest Shortfalls in excess of Compensating Interest paid by the Servicer is the “Net Prepayment Interest Shortfall”, which will be deducted from the current interest amount due with respect to the Class A Certificates on the related Distribution Date.  The Policy will not cover Net Prepayment Interest Shortfalls.

Evidence as to Compliance

The Agreement provides for delivery on or before March 15th of each applicable year, beginning in 2005 and covering the Servicer’s fiscal year ending in 2004, to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

On or before March 15th of each applicable year, beginning in 2005 and covering the Servicer’s fiscal year ending in 2004, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor) to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm’s conclusion with respect thereto.

The Servicer’s fiscal year is the calendar year.

Certain Matters Regarding the Depositor, Seller and Servicer

The Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates (without taking the Policy into account); and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer.  No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer’s obligations and duties under the Agreement.

The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer.  Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee, the Certificate Insurer and the Certificateholders for the Servicer’s duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

The Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer’s actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement.  The Agreement provides that neither the Depositor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement.  However, neither the Depositor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor or the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder.  In addition, the Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement.  The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

Events of Servicing Termination

“Events of Servicing Termination” will consist of:  (i) (A) any failure by the Servicer to make any required Monthly Advance or (B) any other failure of the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Agreement, which other failure continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders holding Certificates evidencing Voting Rights in the Trust of at least 25%; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing Voting Rights in the Trust of at least 25%; (iii) any failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing Voting Rights in the Trust of at least 25%; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (an “Insolvency Event”); (v) so long as the Seller is an affiliate of the Servicer, any failure of the Seller to repurchase or substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Purchase Agreement or the Agreement; and (vi) the loss and delinquency performance of the Mortgage Loans exceeding certain specified levels.

Upon the occurrence and continuation beyond the applicable date of the event described in clause (i)(A) above, if any Monthly Advance is not made by 12:00 Noon New York Time on the second Business Day prior to the applicable Distribution Date, the Trustee or a successor Servicer will immediately assume the duties of the Servicer.

Upon removal or resignation of the Servicer as described in the preceding paragraph, the Trustee will be the successor Servicer (the “Successor Servicer”) as described below under “—Rights Upon an Event of Servicing Termination”.  The Trustee, as Successor Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (iii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God, an act of war or other similar occurrence.  Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Servicer shall provide the Trustee, the Depositor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

So long as an Event of Servicing Termination remains unremedied, either the Trustee, Certificateholders holding Certificates evidencing at least 51% of the Voting Rights in the Trust, with the consent of the Certificate Insurer, or the Certificate Insurer may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements.  In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $25,000,000 and acceptable to the Certificate Insurer to act as successor to the Servicer under the Agreement.  Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law.  Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree).  A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer if the only Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

The Agreement may be amended from time to time by the Seller, the Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor or the Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Seller, the Trustee, the Certificate Insurer nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Class A Certificates.  The Agreement may also be amended from time to time by the Seller, the Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Voting Rights in the Trust and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Class A Certificates then outstanding.

Termination; Purchase of Mortgage Loans

The Trust will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans, as described below, and (iv) the Distribution Date on which the Policy will be available to pay the outstanding Class A Principal Balance.

Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Agreement on any date on which the Pool Balance is less than 10% of the sum of the Cut-Off Date Principal Balance of all the Initial Mortgage Loans and the Original Pre-Funded Amount (the “Optional Termination Date”) by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the outstanding Pool Balance (subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust and such appraised value is less than the Principal Balance of the related Mortgage Loan) and accrued and unpaid interest thereon at the weighted average of the related Loan Rates through the end of the related Due Period preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer (such amount, the “Termination Price”).  If the Termination Price is reduced because it is based in part on the appraised value of REO Property in the Trust and the Certificate Insurer fails to perform its obligation under the Policy, the Termination Price to be distributed to Certificateholders on the final Distribution Date may be insufficient to pay the outstanding Class A Principal Balance and accrued and unpaid interest on the Class A Certificates.  Prior to exercising its option to terminate the Agreement described in this paragraph, the Servicer will be required to obtain the Certificate Insurer’s consent, if such termination would result in a draw under the Policy.

The Servicer may elect to purchase the Mortgage Loans and REO Property following the Optional Termination Date pursuant to the preceding paragraph only if the Termination Price is equal to or less than the aggregate fair market value of all of the assets in the Trust and will result in distributions on the Certificates sufficient to pay the Certificateholders the outstanding Class A Principal Balance and unpaid interest on the Class A Certificates and to pay all amounts owed to the Certificate Insurer.

Voting Rights

Under the Agreement, the portion of the Voting Rights allocated to the Class A Certificates will equal 100% (the “Voting Rights”).  Provided that there does not exist a Certificate Insurer Default, the Certificate Insurer shall control the Voting Rights.

The Trustee

Deutsche Bank National Trust Company has been named Trustee pursuant to the Agreement.  The Trustee may have normal banking relationships with the Depositor, the Seller and the Servicer.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer.  The Depositor and, in certain instances, the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent.  Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer (such Servicer approval not to be unreasonably withheld).  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Voting Rights in the Trust, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.  The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

DESCRIPTION OF THE PURCHASE AGREEMENT

The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from the Seller, as seller of the Mortgage Loans, pursuant to the mortgage loan purchase agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans (in such capacity, the “Purchaser”), and the Seller (the “Purchase Agreement”).  Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans to the Depositor.  Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement, to the Trust.

In the Purchase Agreement the Seller will make representations and warranties similar to those representations and warranties made by the Seller in the Agreement.  In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Trust, the Certificateholders or the Certificate Insurer, the Seller will be required to repurchase or substitute for the Mortgage Loans as described herein under “DESCRIPTION OF THE CERTIFICATES—Assignment of Mortgage Loans”.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Trustee or the Servicer may file reports or other documents, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.  Those reports or documents filed after the date of this Prospectus and Prospectus Supplement and prior to the termination of the offering of the Class A Certificates are deemed incorporated by reference into and a part of this Prospectus and Prospectus Supplement.  You should read each of this Prospectus Supplement and the Prospectus.  Any statement in this document or in a document deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus and Prospectus Supplement to the extent that a statement contained in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Prospectus Supplement and the Prospectus.

USE OF PROCEEDS

The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Initial Mortgage Loans from the Seller and to fund the Pre-Funding Account.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

An election will be made to treat the Trust, exclusive of the Basis Risk Reserve Fund, the Pre-Funding Account, the Capitalized Interest Account and the Spread Account, as a “real estate mortgage investment conduit” (“REMIC”) for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”).

Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Agreement, the Trust will qualify as a REMIC within the meaning of Section 860D of the Code; the Class A Certificates will represent ownership of REMIC regular interests; and the Class R Certificates will represent the sole class of residual interest in the REMIC.  In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund and the Spread Account represent “outside reserve funds” that are beneficially owned by the beneficial owner of the Class R Certificates.

Tax Treatment of the Class A Certificates

Although not entirely free from doubt, for tax information reporting purposes, the Trust will treat the rights of the beneficial owners of Class A Certificates to receive Class A Available Funds Cap Carryforward as interests in an interest rate cap contract.  Beneficial owners of Class A Certificates are urged to consult their tax advisors concerning the tax treatment of the right to receive Class A Available Funds Cap Carryforward.  The balance of this discussion assumes that such rights are characterized as interests in an interest rate cap contract.

A beneficial owner of a Class A Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the “Cap Contract”). The REMIC regular interest corresponding to a Class A Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class A Certificate to which it corresponds, except that the interest payments will be determined without regard to payments of any Class A Available Funds Cap Carryforward. Any amount paid on a Class A Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Class A Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “FEDERAL INCOME TAX CONSIDERATIONS— Types of Securities—REMIC Certificates Generally” in the Prospectus. In addition, each beneficial owner of a Class A Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising a Class A Certificate.

Allocations.  A beneficial owner of a Class A Certificate must allocate its purchase price for the certificate between its components — the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Class A Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Class A Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “FEDERAL INCOME TAX CONSIDERATIONS—Taxation of Securities Treated as Debt Instruments—Sale or Other Disposition” in the Prospectus.

Original Issue Discount.  The REMIC regular interest component of the Class A Certificates may be issued with original issue discount (“OID”). A beneficial owner of a Class A Certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “FEDERAL INCOME TAX CONSIDERATIONS—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be a rate equal to 23% of CPR for the fixed-rate Mortgage Loans and 27% of CPR for the adjustable-rate Mortgage Loans of CPR.  See “Prepayment and Yield, Considerations—Weighted Average Lives” above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Cap Contract Components.  The portion of the overall purchase price of a Class A Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Class A Certificate.

Any payments to a beneficial owner of a Class A Certificate of Class A Available Funds Cap Carryforward will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Component Certificates.  The REMIC regular interest components of a Class A Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Class A Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of a Class A Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

STATE TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates under the tax laws of any state.  Investors considering an investment in the Class A Certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Class A Certificates.

ERISA CONSIDERATIONS

The Class A Certificates are eligible for relief under an individual exemption issued to Lehman Brothers Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 as most recently amended and restated by PTE 2002-41 (the “Exemption”), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a “Plan”) and that is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended, or by a person investing on behalf of or with plan assets of such Plan.

A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption are met. See “ERISA Considerations” in the Prospectus for a description of the requirements for relief under the Exemption.

LEGAL INVESTMENT CONSIDERATIONS

Although, as a condition to their issuance, the Class A Certificates will be rated in the highest rating category of the Rating Agencies, the Class A Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), because not all of the Mortgages securing the Mortgage Loans are first mortgages.  Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class A Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not “mortgage related securities” under SMMEA.  See “LEGAL INVESTMENT” in the Prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated May 24, 2004 (the “Underwriting Agreement”), among the Depositor and Lehman Brothers Inc. as Underwriter (the “Underwriter”), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Class A Certificates.

The Depositor has been advised that the Underwriter proposes initially to offer the Class A Certificates to the public at the offering price set forth on the cover hereof.

Until the distribution of the Class A Certificates is completed, the rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase such Certificates.  As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of such Certificates.  Such transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of such Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates.

In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has been advised by the Underwriter that it intends to make a market in the Class A Certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

The Depositor is an affiliate of the Underwriter.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

If you initially receive an electronic copy of the Prospectus and Prospectus Supplement from an Underwriter, you will receive a paper copy of the Prospectus and Prospectus Supplement upon request to the Underwriter.  Upon receipt of a qualifying request, the Underwriter will promptly deliver a paper copy of the Prospectus and Prospectus Supplement to you free of charge.

EXPERTS

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, are incorporated by reference in this Prospectus Supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this Prospectus Supplement and in the registration statement upon the authority of that firm as experts in accounting and auditing.  The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

LEGAL MATTERS

Certain legal matters with respect to the Class A Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York and for the Underwriter by McKee Nelson LLP, New York, New York.

RATINGS

It is a condition to the issuance of the Class A Certificates that they receive ratings of “AAA” by S&P and “Aaa” by Moody’s (collectively, the “Rating Agencies”).

A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Class A Certificates.  The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer.  Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each securities rating should be evaluated independently of similar ratings on different securities.

INDEX OF DEFINED TERMS

Additional Mortgage Loans

S-21

Adjustment Date

S-22

Agreement

S-16

Available Funds

S-48

Available Funds Cap

S-52

Base Spread Account Requirement

S-49

Basis Risk Reserve Fund

S-53

beneficial owner

S-40

BIF

S-46

Book-Entry Certificates

S-40

Business Day

S-55

Cap Contract

S-65

Capitalized Interest Account

S-57

Ceiling Rate

S-50

Certificate Insurer

S-14

Certificate Insurer Default

S-55

Certificate Owners

S-40

Certificate Rate

S-52

Certificate Register

S-48

Certificate Registrar

S-48

Certificateholder

S-40

Certificates

S-39

CI

S-41

Class A Available Funds Cap Carryforward

S-53

Class A Principal Balance

S-39

Class Interest Carryover Shortfall

S-53

Class Monthly Interest Amount

S-53

Class Principal Distribution Amount

S-54

Class R Certificates

S-39

Clearstream

S-40

Clearstream, Luxembourg

S-41

Closing Date

S-39

CLTV

S-24

Code

S-64

Collection Account

S-46

Commission

S-14

Compensating Interest

S-59

Cooperative

S-42

Corridor

S-50

Corridor Contract

S-50

Corridor Contract Counterparty

S-50

Corridor Payment Date

S-50

CPR

S-35

Cut-Off Date

S-21

Cut-Off Date Principal Balance

S-21

DBC

S-42

Defective Mortgage Loans

S-46

Definitive Certificate

S-40

Depositor

S-16

Distribution Account

S-46

Distribution Date

S-46

DTC

S-40

Due Date

S-44

Due Period

S-54

Eligible Account

S-46

Eligible Substitute Mortgage Loan

S-45

ERISA

S-67

Euroclear

S-40

Euroclear Operator

S-42

Euroclear Participants

S-42

European Depositaries

S-40

Events of Servicing Termination

S-60

Excess Spread

S-49

Exemption

S-67

Fannie Mae

S-18

Financial Intermediary

S-40

Fitch

S-14

Freddie Mac

S-18

Funding Period

S-32

Global Securities

A-1

Home Loan

S-16

I and I Payments

S-50

Initial Cap

S-22

Initial Mortgage Loans

S-21

Insolvency Event

S-61

Insurance Agreement

S-54

Insurance Proceeds

S-48

Insured Amount

S-55

Interest Distribution Amount

S-53

Interest Period

S-52

IRS

S-65

LBH

S-51

Liquidated Mortgage Loan

S-54

Liquidation Proceeds

S-48

Loan Rates

S-21

Margin

S-22

Maximum Rate

S-22

Minimum Rate

S-22

Monthly Advance

S-47

Monthly Principal Amount

S-54

Moody’s

S-14

Mortgage

S-44

Mortgage File

S-45

Mortgage Loan Schedule

S-45

Mortgage Loans

S-21

Mortgage Note

S-44

Mortgage Pool

S-21

Mortgaged Properties

S-21

Mortgagors

S-34

Net Liquidation Proceeds

S-48

Net Prepayment Interest Shortfall

S-59

New CI

S-42

Nonrecoverable Advance

S-47

OID

S-65

One-Month LIBOR

S-52

Optional Termination Date

S-62

Original Pre-Funded Amount

S-31

Participants

S-40

Percentage Interest

S-40

Periodic Cap

S-22

Plan

S-67

Policy

S-39

Pool Balance

S-21

Pre-Funded Amount

S-56

Pre-Funding Account

S-31

Principal Balance

S-21

Principal Shortfall Amount

S-54

Prospectus

S-39

PTE

S-67

Purchase Agreement

S-63

Purchase Price

S-45

Purchaser

S-63

Rating Agencies

S-68

Related Documents

S-44

Relevant Depositary

S-40

Relief Act

S-53

Relief Act Interest Shortfall

S-53

REMIC

S-64

Remittance Amount

S-49

Required Basis Risk Reserve Fund Deposit

S-53

Rules

S-40

S&P

S-14

SAIF

S-46

Seller

S-16

Servicer

S-16

Servicing Advance

S-47

Servicing Fee

S-59

Servicing Fee Rate

S-59

Six-Month LIBOR

S-23

SMMEA

S-67

Spread Account

S-48

Statistic Calculation Mortgage Loans

S-21

Statistic Calculation Mortgage Pool

S-21

Strike Rate

S-50

Subsequent Mortgage Loans

S-21

Subsequent Transfer Date

S-32

Substitution Adjustment

S-45

Successor Servicer

S-61

Tax Counsel

S-64

Termination Price

S-62

Terms and Conditions

S-43

TIN

A-5

Trust

S-16

Trustee

S-16

Trustee Fee

S-59

Underwriter

S-67

Underwriting Agreement

S-67

Voting Rights

S-63

Weighted Average Life

S-35

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 2004-3 (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear.  The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.  Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issued in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a “United States” person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A beneficial owner that is not a United States person may be subject to 30% withholding unless:

I.

the Trustee or the U.S. withholding agent receives a statement —

(a)

from the beneficial owner on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that —

(i)

is signed by the beneficial owner under penalties of perjury,

(ii)

certifies that such beneficial owner is not a United States person, and

(iii)

provides the name and address of the beneficial owner, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the beneficial owner, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

II.

the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.

the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.

the beneficial owner is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such beneficial owners consult with their tax advisors when purchasing the Certificates.

A beneficial owner of book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he owns an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners of book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their owning and disposing of the book-entry certificates.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

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PROSPECTUS DATED FEBRUARY 20, 2004

LEHMAN ABS CORPORATION

Asset-Backed Certificates

Asset-Backed Notes

(Issuable in series)

Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates and asset-backed custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

(a)

one or more pools of

(1)

closed-end and/or revolving home equity loans or specified balances thereof and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

(2)

home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements,

(3)

private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and (2) above,

(b)

all monies due under the above assets (which may be net of amounts payable to the servicer), and

(c)

funds or accounts established for the related trust fund, or one or more forms of enhancement.

The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 1.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

TABLE OF CONTENTS

Page

Risk Factors

1

Limited Liquidity May Result In Delays In Ability To Sell Securities Or Lower Returns

1

Limited Assets For Payments - No Recourse To Depositor, Seller Or Servicer

1

Limits On Enhancement May Result In Losses To Holders

2

Timing And Rate Of Prepayments May Result In Lower Yield

2

Status Of Loans As Junior Liens May Result In Losses In Foreclosure Proceedings

2

Decrease In Value Of Mortgaged Property Would Disproportionately Affect Junior Lienholders

3

You Could Be Adversely Affected By Violations Of Environmental Laws

3

Violations Of Lending Laws Could Result In Losses On Primary Assets

3

Rating Of The Securities Relates To Credit Risk Only And Does Not Assure Payment On The Securities

4

Liquidation Value Of Trust Fund Assets May Be Insufficient To Satisfy All Claims Against Trust Fund

4

Description of the Securities

5

General

5

Valuation of the Primary Assets

6

Payments of Interest

6

Payments of Principal

7

Final Scheduled Distribution Date

7

Special Redemption

7

Optional Redemption, Purchase or Termination

8

Weighted Average Life of the Securities

8

The Trust Funds

9

General

9

The Loans

10

Private Securities

13

Collection and Distribution Accounts

15

Enhancement

16

Subordinate Securities

16

Insurance

16

Reserve Funds

18

Minimum Principal Payment Agreement

18

Deposit Agreement

18

Derivative Products

18

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

19

Servicing of Loans

19

General

19

Collection Procedures; Escrow Accounts

19

Deposits to and Withdrawals from the Collection Account

20

Advances and Limitations Thereon

22

Maintenance of Insurance Policies and Other Servicing Procedures

22

Realization upon Defaulted Loans

23

Enforcement of Due-On-Sale Clauses

24

Servicing Compensation and Payment of Expenses

24

Evidence as to Compliance

25

Certain Matters Regarding the Servicer

25

The Agreements

26

Assignment of Primary Assets

26

Pre-Funding Account

29

Reports to Holders

30

Events of Default; Rights upon Event of Default

31

The Trustee

33

Duties of the Trustee

34

Resignation of Trustee

34

Amendment of Agreement

35

Voting Rights

35

List of Holders

35

REMIC Administrator

36

Termination

36

Custody Receipts; Custody Agreements

37

Notices; Voting

38

Defaults

38

The Custodian

38

Duties of the Custodian

38

Resignation of Custodian

39

Amendment of Custody Agreement

39

Voting Rights

40

Termination of Custody Agreement

40

Legal Aspects of Loans

40

Mortgages

40

Foreclosure on Mortgages

40

Environmental Risks

42

Rights of Redemption

43

Junior Mortgages; Rights of Senior Mortgages

43

Anti-Deficiency Legislation and Other Limitations on Lenders

44

Due-On-Sale Clauses in Mortgage Loans

46

Enforceability of Prepayment and Late Payment Fees

46

Equitable Limitations on Remedies

46

Applicability of Usury Laws

47

The Home Improvement Contracts

47

Installment Contracts

49

Servicemembers Civil Relief Act

49

Consumer Protection Laws

50

The Depositor

51

General

51

Use of Proceeds

51

Federal Income Tax Considerations

52

Types of Securities

53

Taxation of Securities Treated as Debt Instruments

56

REMIC Residual Certificates

63

FASIT Ownership Certificates

70

Grantor Trust Certificates

71

Partner Certificates

74

Special Tax Attributes

76

Backup Withholding

78

State Tax Considerations

78

ERISA Considerations

79

General

79

The Underwriter Exemption

80

Additional Considerations For Securities Which Are Notes

84

Additional Fiduciary Considerations

85

Legal Investment

85

Ratings

86

Plan of Distribution

86

Legal Matters

86

Available Information

86

Incorporation of Certain Documents by Reference

86

Index Of Defined Terms

88

Risk Factors

You should carefully consider the following risk factors prior to any purchase of the securities.

Limited Liquidity May Result In Delays In Ability To Sell Securities Or Lower Returns

There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of such series. Lehman Brothers, through one or more of its affiliates, and any other underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets For Payments - No Recourse To Depositor, Seller Or Servicer

The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipt.

Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled thereto and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

We refer you to “The Agreements - Assignment of Primary Assets.”

Limits On Enhancement May Result In Losses To Holders

Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit thereof, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

We refer you to “Enhancement.”

Timing And Rate Of Prepayments May Result In Lower Yield

The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the loans or of the underlying loans relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

(1)

the extent of prepayments, which may be influenced by a variety of factors,

(2)

the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

(3)

the exercise of any right of optional termination.

Prepayments may also result from repurchases of loans or underlying loans, as applicable, due to material breaches of the seller’s or the depositor’s representations or warranties.

We refer you to “Description of the Securities—Weighted Average Life of Securities.”

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

We refer you to “Description of the Securities—Payments of Interest.”

Status Of Loans As Junior Liens May Result In Losses In Foreclosure Proceedings

The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

Decrease In Value Of Mortgaged Property Would Disproportionately Affect Junior Lienholders

There are several factors that could adversely affect the value of properties and the outstanding balance of the related loan, together with any senior financing, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest therein. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

You Could Be Adversely Affected By Violations Of Environmental Laws

Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or other lien against the related property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

Violations Of Lending Laws Could Result In Losses On Primary Assets

Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related trust fund as the owner of the loan, to damages and administrative enforcement.

The loans are also subject to federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower’s credit experience. Violations of provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

We refer you to “Legal Aspects of Loans.”

The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Rating Of The Securities Relates To Credit Risk Only And Does Not Assure Payment On The Securities

The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of the related enhancer’s financial strength. Any reduction or withdrawal of a rating will have an adverse effect on the value of the related securities.

Liquidation Value Of Trust Fund Assets May Be Insufficient To Satisfy All Claims Against Trust Fund

There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest thereon. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of a series.

The amount of liquidation expenses incurred with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in the related securityholders suffering a loss.

Description of the Securities

General

A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements - either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to loans, and the trustee. A form of pooling and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. If custody receipts are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The depositor will acquire the primary assets for any series of securities from one or more sellers. The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries. As described herein under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the loans may have on notes that are secured by those loans, those descriptions also apply to custody receipts.

Each series of securities will consist of one or more classes of securities, one or more of which may be Compound Interest Securities, Fixed Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities and custody receipts. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution date to the extent and in the manner specified in the prospectus supplement relating to that series. Payment to holders of securities may be made by check mailed to those holders, registered at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, or by wire transfer which may be at the expense of the holder requesting payment by wire transfer. Final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

Payments of principal of and interest on the securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, as specified in the related prospectus supplement. As described in the related prospectus supplement, payments with respect to the primary assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement specified in the prospectus supplement (the “Enhancement”) will be deposited directly into a separate collection account established by the trustee or the servicer. If and as provided in the related prospectus supplement, the deposit to the collection account may be net of amounts payable to the related servicer and any other person specified in the prospectus supplement. Amounts deposited in the collection account will thereafter be deposited into the distribution account so that they are available to make payments on securities of that series on the next distribution date, as the case may be. See “The Trust Funds—Collection and Distribution Accounts.”

Valuation of the Primary Assets

If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance thereof or another amount described in the related prospectus supplement.

The “Assumed Reinvestment Rate”, if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the Assumed Reinvestment Rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

Payments of Interest

Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the related loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority, which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of securities will be calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may be the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of loans or underlying loans, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See “Weighted Average Life of the Securities” below.

Special Redemption

If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than monthly, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the loans or underlying loans, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event and as further described in the related prospectus supplement, the trustee will redeem, prior to the designated interest accrual date, a sufficient principal amount of outstanding securities of that series to cause the available to pay interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

Optional Redemption, Purchase or Termination

The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after such time as the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Code.

In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Life of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans or underlying loans, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

There is, however, no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans, as applicable, for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans or underlying loans, as applicable, for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans, as applicable. If any loans or underlying loans, as applicable, for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

The Trust Funds

General

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the descriptions of loans that may be primary assets that secure notes, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the seller composed of:

(1)

the Primary Assets;

(2)

amounts available from the reinvestment of payments on such primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

(3)

any Enhancement for that series;

(4)

any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

(5)

the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, will serve as collateral only for that series of securities, unless the related prospectus supplement sets forth the other series of securities for which those assets serve as collateral. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or assets of the related trust fund not pledged to secure those notes.

The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of such private securities or an affiliate of the issuer, or, in the case of the loans, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a statutory trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

As used herein, “agreement” means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related Enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.

The Loans

Mortgage Loans. The property which secures repayment of the loans is referred to as the mortgaged property. The primary assets for a series may consist, in whole or in part, of closed-end and/or revolving home equity loans or balances thereof and/or loans the proceeds of which have been applied to the purchase of the related mortgaged property secured by mortgages primarily on single family properties which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the revolving credit line loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line loans. The amounts of draws and payments on the revolving credit line loans will usually differ each day. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The mortgaged properties will include primarily single family properties, one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

The mortgaged properties may include properties containing one to four residential units and no more than three income producing non-residential units. Small Mixed-Use Properties may be owner-occupied or investor properties and the loan purpose may be a refinancing or a purchase.

Mortgages on cooperative dwellings generally consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to that cooperative dwelling.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

(1) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

(2) a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner-occupied investment properties and vacation and second homes.

The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loans.

Home Improvement Contracts. The primary assets for a series also may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The home improvement contracts may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the home improvement contracts may include among other things, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

Additional Information. The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

Some loans may be delinquent as specified in the related prospectus supplement. Loans may be originated by or acquired from an affiliate of the depositor. To the extent provided in the related prospectus supplement, additional loans may be periodically added to the trust fund, or may be removed from time to time if specified asset value tests are met, as described in the related prospectus supplement.

A trust fund may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series may include loans that do not have a specified stated maturity.

The related prospectus supplement for each series may provide information with respect to the Loans that are primary assets as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

(a)

the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust fund for the related series;

(b)

the range and weighted average loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

(c)

the range and average outstanding principal balance of the loans;

(d)

the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

(e)

the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

(f)

the percentage by outstanding principal balance as of the cut-off date of loans that accrue interest at adjustable or fixed interest rates;

(g)

any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

(h)

the percentage by outstanding principal balance as of the cut-off date of loans that are secured by mortgaged properties, home improvements or are unsecured;

(i)

the geographic distribution of any mortgaged properties securing the loans;

(j)

the percentage of loans by outstanding principal balance as of the cut-off date that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

(k)

the lien priority of the loans;

(l)

the credit limit utilization rate of any revolving credit line loans; and

(m)

the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of the securities.

Private Securities

General. Primary assets for a series may consist, in whole or in part, of private securities which include:

(a) pass-through certificates representing beneficial interests in underlying loans that are of the type that would otherwise be eligible to be loans; or

(b) collateralized obligations secured by underlying loans.

While the underlying loans will be of a type that would otherwise be eligible to be loans since they will have been part of a prior unrelated securitization they may include underlying loans that are more delinquent or that have been foreclosed.

The pass-through certificates or collateralized obligations will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the private securities at the time of sale nor an affiliate thereof at any time during the three preceding months; provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate thereof. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of such private securities.

Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a “PS Agreement”). The seller/servicer of the underlying loans will have entered into the PS Agreement with the trustee under that Agreement (the “PS Trustee”). The PS Trustee, its agent, or a custodian, will possess the underlying loans. The underlying loans will be serviced by a servicer (the “PS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

The depositor of the private securities (the “PS Depositor”) will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PS Depositor may be an affiliate of the depositor. The obligations of the PS Depositor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Depositor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specified in the prospectus supplement.

Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS Trustee or the PS Servicer. Payments on the private securities generally will be distributed directly to the trustee as the registered owner of such private securities. The PS Depositor or the PS Servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the related prospectus supplement.

The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

Enhancement Relating To Private Securities. Enhancement in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of enhancement will be a function of the characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

Additional Information. The prospectus supplement for a series for which the primary assets includes private securities will specify on an approximate basis, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

(1)

the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

(2)

characteristics of the underlying loans including:

(A)

the payment features of the underlying loans - i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

(B)

the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

(C)

the servicing fee or range of servicing fees with respect to the underlying loans,

(D)

the minimum and maximum stated maturities of the underlying loans at origination,

(E)

the lien priority and credit utilization rates, if any, of the underlying loans, and

(F)

the delinquency status and year of origination of the underlying loans;

(3)

the maximum original term-to-stated maturity of the private securities;

(4)

the weighted average term-to-stated maturity of the private securities;

(5)

the pass-through or certificate rate or ranges thereof for the private securities;

(6)

the PS Sponsor, the PS Servicer and the PS Trustee for the private securities;

(7)

the characteristics of enhancement, if any, including reserve funds, insurance policies, letters of credit or guarantees relating to the underlying loans or to the private securities themselves;

(8)

the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

(9)

the terms on which additional loans may be substituted for those underlying loans originally underlying the private securities.

If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days the initial issuance of the securities.

Collection and Distribution Accounts

A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into a separate account, the distribution account, to be established by the trustee for that series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any Enhancement, as provided in the related prospectus supplement, will also be deposited in the related distribution account.

Amounts deposited in the distribution account may be available for the following purposes:

(1)

application to the payment of principal of and interest on the series of securities on the next distribution date,

(2)

the making of adequate provision for future payments on specified classes of securities and

(3)

any other purpose specified in the related prospectus supplement.

After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of Enhancement with respect to the Series or any other person entitled to those amounts in the manner and at the times described in the related prospectus supplement. As described in the related prospectus supplement, the trustee may invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities. Eligible investments may include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.

Enhancement

If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor’s assignment of the primary assets to the trustee, the depositor or the seller will obtain Enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. Enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in such prospectus supplement. If so specified in the related prospectus supplement, any Enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

Subordinate Securities

If specified in the related prospectus supplement, Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

Insurance

If stated in the related prospectus supplement, Enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

Pool Insurance Policy. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the loans in the related trust fund. A pool insurance policy would cover, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides coverage, where there has been damage to property securing a defaulted or foreclosed loan to which title has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy. Typically, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by, among other risks, war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area and chemical contamination.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds that value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover a portion of unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust fund for that series. The amount of coverage will be reduced by payments made under the bankruptcy bond in respect of the loans, and may or may not be restored, as described in the related prospectus supplement.

Reserve Funds

If so specified in the related prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to that deposit, a reserve fund for a series may be funded over time through the application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

Minimum Principal Payment Agreement

If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, all as provided in the prospectus supplement.

Deposit Agreement

If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Derivative Products

If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for the related series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

(1)

maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in such trust fund,

(2)

paying administrative expenses or

(3)

establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

Servicing of Loans

General

Customary servicing functions with respect to loans comprising the primary assets in a trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described herein under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Those classes of notes may be secured by loans. Accordingly, the following descriptions of servicing are relevant to holders of securities which are custody receipts.

In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related agreement for a series and any applicable Enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a loan or (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates of scheduled payments on that loan.

If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require escrow payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or (2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement after the date of receipt thereof, the following payments and collections received or made by it to the extent required to be deposited in to the Collection Account:

(1)

All payments on account of principal, including prepayments, on the primary assets;

(2)

All payments on account of interest on the primary assets after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

(3)

All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

(4)

All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

(5)

All amounts required to be deposited therein from any applicable reserve fund for that series pursuant to the related agreement;

(6)

All advances of delinquent payments of principal of and interest on a loan or other payments specified in the agreement made by the servicer as required pursuant to the related agreement; and

(7)

All repurchase prices of any such primary assets repurchased by the depositor, the servicer or the seller, as appropriate, pursuant to the related agreement.

The servicer generally is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

(1)

to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any Advance was made;

(2)

to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

(3)

to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for that loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

(4)

in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

(5)

to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

(6)

to pay to the applicable person with respect to each primary asset or REO property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

(7)

to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

(8)

to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw that amount from the collection account.

Advances and Limitations Thereon

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If such insurance is required, generally it would provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, these policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

The standard hazard insurance policies covering properties securing loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Coverage typically will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan. Coverage may also be in a lesser amount if so described in the related prospectus supplement. The servicer typically will also maintain on REO Property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

Realization upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

In connection with such foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

(1)

such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the holders after reimbursement to itself for such expenses and

(2)

such expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the Depositor will be required to do so.

The servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account.

Enforcement of Due-On-Sale Clauses

Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of that conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable “due-on-sale” clause, if any, unless it reasonably believes that the “due-on-sale” clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the loan and pursuant to which the original obligor is released from liability and that person is substituted as the obligor under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the trustee for deposit into the distribution account an amount equal to one month’s interest on the related loan (less the servicing fee). If the aggregate amount of prepayment interest shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or not paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other Enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances in respect of loans.

The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

Evidence as to Compliance

The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of such examination, that firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) those exceptions as such firm believes to be immaterial and (2) such other exceptions as are set forth in the statement.

If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement, throughout the preceding calendar year.

Certain Matters Regarding the Servicer

The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an Event of Default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of Default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under “The Agreements—Events of Default; Rights Upon Events of Default—Pooling and Servicing Agreement; Servicing Agreement.”

The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

(1)

services similar loans in the ordinary course of its business,

(2)

is reasonably satisfactory to the trustee for the related series,

(3)

has a net worth of not less than the amount specified in the related prospectus supplement,

(4)

would not cause any Rating Agency’s rating of the securities for that series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and

(5)

executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

The Agreements

The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described herein under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Accordingly, the following descriptions of agreements, insofar as they relate to notes, are relevant to holders of custody receipts.

Assignment of Primary Assets

General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplement, (except for the amount or percentage thereof which is not included in the trust fund for the related series). The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Loans. If required by the related prospectus supplement, the depositor will, as to each loan secured by a mortgage, deliver or cause to be delivered to the trustee, or an asset custodian on behalf of the trustee,

●

the mortgage note endorsed without recourse to the order of the trustee or in blank,

●

the original mortgage with evidence of recording indicated thereon, (except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office) and

●

an assignment of the mortgage in recordable form.

The trustee, or the asset custodian, will hold the documents in trust for the benefit of the holders of securities.

If required by the related prospectus supplement, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee or the asset custodian the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of holders of securities to the home improvement contracts, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Typically, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of holders of securities in the home improvement contracts could be defeated. If specified by the related prospectus supplement, however, the home improvement contracts may be stamped or otherwise marked to reflect their assignment to the trust. See “Legal Aspects of Loans—The Home Improvement Contracts.”

With respect to loans secured by mortgages, if so specified in the related prospectus supplement, the depositor or the seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interest in the related loans. If specified in the related prospectus supplement, the depositor will cause assignments of mortgage to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of mortgage are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the required time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded. If the agreement for a series does not require that assignments be recorded at closing, the related prospectus supplement will describe the circumstances, if any, under which recordation would be required in the future.

Each loan will be identified in a loan schedule appearing as an exhibit to the related agreement. The loan schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any, of the related mortgage note; if the loan is an adjustable rate loan; the lifetime rate cap, if any, and the current index, if applicable.

Assignment of Private Securities. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See “The Trust Funds—Private Securities.” Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

(1)

that the information contained in the private security schedule is true and correct in all material respects;

(2)

that, immediately prior to the conveyance of the private securities, the depositor had good title thereto to the extent good title was conveyed to it, and was the sole owner thereof subject to any retained interest of the depositor or the seller;

(3)

that there has been no other sale by it of the private securities; and

(4)

that there is no existing lien, charge, security interest or other encumbrance other than any retained interest of the depositor or the seller on the private securities.

Repurchase and Substitution of Non-Conforming Primary Assets.  Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect for which the depositor or seller does not cure the defect within the required time period, the depositor or seller will within the required period, after the trustee’s notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund’s federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement, (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Generally, any qualifying substitute primary asset will have, on the date of substitution, the following characteristics:

(1)

an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset with the amount of any shortfall to be deposited to the collection account or distribution account in the month of substitution for distribution to holders,

(2)

an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

(3)

a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset, and

(4)

will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or the other entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other entity is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the primary assets. See “Risk Factors—Limited Assets For Payments - No Recourse To Depositor, Seller Or Servicer.”

The above-described cure, repurchase or substitution obligations generally constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

No holder of securities of a series, solely by virtue of that holder’s status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

Pre-Funding Account

If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the pre-funded amount exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used to purchase subsequent loans during the funding period which is the period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and will be designed solely to hold funds to be applied by the trustee during the funding period to pay to the seller the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the classes of the related series of securities entitled to receive the corresponding principal payment. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in an amount sufficient to cover shortfalls in interest on the related series of securities that may arise as a result of the use of funds in the pre-funding account to purchase subsequent loans. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

Reports to Holders

The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1)

the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

(2)

the amount of interest distributed to holders of the related securities and the current interest on the securities;

(3)

the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

(4)

the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

(5)

the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

(6)

the amount of any delinquencies with respect to payments on the related primary assets;

(7)

the book value of any REO Property acquired by the related trust fund; and

(8)

any other information specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee or other entity will furnish to each holder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer’s servicing of the loans. See “Servicing of Loans—Evidence as to Compliance.”

Events of Default; Rights upon Event of Default

Pooling And Servicing Agreement; Servicing Agreement.  Events of Default under a pooling and servicing agreement or a servicing agreement for each series of certificates relating to loans include, among other things:

(1)

any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of that series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series,

(2)

any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of that failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders of that series, and

(3)

specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of that series evidencing not less than 51% of the aggregate voting rights of the securities for that series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of that agreement which rights the servicer will retain under all circumstances. Upon the termination of the servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

During the continuance of any Event of Default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may, if so specified in the related prospectus supplement, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in connection with a servicer termination. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve the trustee in personal liability or be unjustly prejudicial to the nonassenting holders.

Indenture.  Events of Default under the indenture for each series of notes may include, among other things:

(1)

a default for five (5) days or more in the payment of any interest on any note of such series or the default in the payment of the principal of any note at any note’s maturity;

(2)

failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

(3)

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

(4)

specified events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

(5)

any other Event of Default provided with respect to notes of that series.

If an Event of Default with respect to the notes of any series occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are Zero Coupon Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under specified circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

If, following an Event of Default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

(a)

the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

(b)

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or

(c)

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

In the event that the trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an Event of Default.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of a series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series, and the holders of a majority of the then aggregate outstanding amount of the notes of that series may waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no Event of Default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an Event of Default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor or the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

(1)

if the trustee ceases to be eligible to continue as such under the agreement,

(2)

if the trustee becomes insolvent, or

(3)

by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreement

The agreement for each series of securities may be amended by the depositor, the servicer, if any, the trustee and any other party specified in the agreement, without notice to or consent of the holders:

(1)

to cure any ambiguity,

(2)

to correct any defective provisions or to correct or supplement any provision in the agreement,

(3)

to add to the duties of the depositor, the trust fund or servicer,

(4)

to add any other provisions with respect to matters or questions arising under the agreement or related Enhancement,

(5)

to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

(6)

to comply with any requirements imposed by the Code;

provided that any such amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel or by written confirmation from each rating agency rating the securities that the amendment will not cause a reduction, qualification or withdrawal of the then current rating of the securities. The agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 662/3% of the aggregate outstanding principal amount of the securities of that series or, if only some classes of that series are affected by the amendment, 662/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

Voting Rights

The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

List of Holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of required reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor, the servicer or the seller.

Termination

Pooling and Servicing Agreement; Trust Agreement.  The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related Enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of:

(1)

the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for that series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

(2)

the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement.

The Agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to the price specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of that series, but the entity’s right to so purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the securities on the closing date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor, the servicer or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See “Description of the Securities—Optional Redemption, Purchase or Termination.”

Indenture.  The indenture will be discharged with respect to a series of notes, except with respect to continuing rights, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Custody Receipts; Custody Agreements

A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are loans, the loans will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

Payments on notes held by a custodian will be made by the related indenture trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

If a series of securities includes custody receipts, the related prospectus supplement will describe:

●

the primary assets that are security for the related notes

●

the terms of the related notes, and

●

the terms of the custody receipts.

At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Such notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of the notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

Notices; Voting

Upon receipt from a trustee or servicer under agreements relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of that notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of a note, the custodian shall within the time period specified in the related prospectus supplement following receipt of that notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

Notwithstanding the above, without the consent of the holders of all of the custody receipts of a series, neither the custodian shall vote nor shall the holders of custody receipts consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

Defaults

The custodian will not be authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture. The custodian also has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any Event of Default or similar event with respect to the servicer, each holder of a custody receipt will have the right to proceed directly and individually against the issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of the holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

The Custodian

Under the custody agreement, the note custodian will not be liable other than by reason of bad faith or gross negligence in the performance of its duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the owners and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of that holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

Duties of the Custodian

The custodian makes no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian is required to perform only those duties specifically required of it under the custody agreement.

The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

Resignation of Custodian

The custodian may, upon written notice to the depositor, resign at any time, in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66 2/3% of the aggregate voting rights of all custody receipts of the related series.

Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

Amendment of Custody Agreement

As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer, if any, and the custodian with respect to that series, without notice to or consent of the holders:

(1)

to cure any ambiguity,

(2)

to correct any defective provisions or to correct or supplement any provision in the custody agreement,

(3)

to add to the duties of the depositor or the custodian, or

(4)

to add any other provisions with respect to matters or questions arising under the custody agreement or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

In addition, the custody agreement for each series may also be amended by the custodian and the depositor with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the custody receipts of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or (b) reduce the required percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

Voting Rights

The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

Termination of Custody Agreement

The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

Legal Aspects of Loans

The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages

The loans for a series will, and home improvement contracts for a series may, be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to those instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances, a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the costs of clean-up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all “responsible parties,” including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest but without “actually participating in the management” of the property. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to third party, or fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exclusion to the lender.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that clean-up costs arising from the circumstances set forth above would result in a loss to holders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental or a very limited environmental assessments of the properties were conducted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers’ and Sailors’ Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security - provided no sale of the property has yet occurred - prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Bankruptcy Code provides priority to particular tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-On-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

General

The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” - i.e., without breach of the peace - or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods that gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service:

(1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

(2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and

(3) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly.  If a borrower’s obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Servicemembers Civil Relief Act, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.  Typically, any shortfalls in interest collections on loans or underlying loans, as applicable, included in a trust fund for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of that series that is entitled to receive interest in respect of those loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those loans or underlying loans had the interest shortfall not occurred.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by certain residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

The loans may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth in Lending Act as it applies to mortgages subject to HOEPA. HOEPA requires additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA, such as the trust fund with respect to the loans, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loan. If the trust fund includes loans subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller’s representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the loan in question.

The Depositor

General

The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments (“Depositor Securities”) collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

(1)

the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

(2)

credit card purchases or cash advances,

(3)

the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

(4)

trade financings,

(5)

loans secured by certain first or junior mortgages on real estate,

(6)

loans to employee stock ownership plans and

(7)

any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with those receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor’s Certificate of Incorporation limits the depositor’s activities to the above activities and related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

(1)

to purchase the related primary assets,

(2)

to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

(3)

to establish any reserve funds described in the related prospectus supplement and

(4)

to pay costs of structuring and issuing the securities, including the costs of obtaining Enhancement, if any.

If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of such primary assets.

Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP as special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

●

“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

●

“Code,” we mean the Internal Revenue Code of 1986, as amended;

●

“IRS,” we mean the Internal Revenue Service;

●

“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

●

“Foreign Person,” we mean any person other than a U.S. Person; and

●

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC certificates,

●

FASIT certificates,

●

notes issued by a trust, including a trust for which a REIT election has been made, and

●

trust certificates issued by trusts for which a REMIC or FASIT election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “— Special Tax Attributes” and “— Backup Withholding” below address all types of securities.

REMIC Certificates Generally.

With respect to each series of REMIC certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.”  REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual certificates is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”).  The outside reserve fund would typically be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

FASIT Certificates Generally.

With respect to each series of FASIT certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a “FASIT” within the meaning of Section 860L of the Code.  In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as “FASIT regular certificates,” and a single ownership interest, which we refer to herein as the “Ownership certificate.”  The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method.  The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below.

Certain FASIT regular interests, referred to as “High-Yield Interests,” are subject to special rules.  The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests.  Generally, High-Yield Interests may be held only by domestic “C” corporations, other FASITs, and dealers in securities who hold such interests in inventory.  If a securities dealer (other than a domestic “C” corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate.  In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes.  In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

The Ownership certificate in a FASIT must be held by an “eligible corporation” within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative).  The tax treatment of Ownership certificates is discussed under “— FASIT Ownership Certificates” below.

Qualification as a FASIT requires ongoing compliance with certain conditions.  If a trust for which a FASIT election has been made fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain.  The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership.  The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT.  Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued.  It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT’s income for a period of time in which the requirements for FASIT status are not satisfied.

On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs.  Subject to certain exceptions, the proposed regulations would become effective at the time the regulations are issued in final form.  Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Issuance of Notes Generally.

For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally.

With respect to each series of trust certificates for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, subchapter J of Chapter 1 of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”); or (3) the trust will be classified as either a Grantor Trust or a partnership and that each beneficial owner of specified certificates will be treated as holding indebtedness of that Grantor Trust or partnership.  The depositor and the trustee will agree, and the beneficial owners of trust certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving trust certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below, and for a discussion of the tax treatment of trust certificates treated as indebtedness, see “Taxation of Securities Treated as Debt Instruments” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates, (ii) FASIT regular certificates, (iii) notes issued by a trust that does not make a REMIC or FASIT election and (iv) specified trust certificates that will be treated as indebtedness.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID.

Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities.

Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium.

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount.

If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium.

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities.

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID.

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses.

Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC or FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition.

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons.

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting.

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC.

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses.

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions.

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions.

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued  OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions.

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates.

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees.

Regulations have been proposed regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States.  The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published, and thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a Residual Certificate.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

Disqualified Organizations.

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates.

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due,

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons.

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons.

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “— Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions.

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

Mark-To-Market Rules.

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

An Ownership certificate represents the residual equity interest in a FASIT.  The beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below).  In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income.  In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT’s assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting.  In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests.  See “— Types of Securities — FASIT Certificates Generally” above.

A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner’s basis in those assets.  In the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments.  Any gain recognized will increase the Security Owner’s basis in the assets held in the FASIT.  Proposed Treasury regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate.  Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any “prohibited transactions.”  Prohibited transactions include:

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the receipt of income derived from assets that are not permitted assets,

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certain dispositions of permitted assets,

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the receipt of any income derived from any loan originated by a FASIT, and

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in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates.

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates.  Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates.

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates.

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates.

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses.

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates.

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.”  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains.

Trust Reporting.

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons.

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share.

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions.

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate.

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations.

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election.

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons.

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting.

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

Administrative Matters.

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates.

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code, and will be “permitted assets” within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities — REMIC Certificates Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

FASIT Regular Certificates.

FASIT regular certificates held by a REIT will qualify as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered.  Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered.  See “— REMIC Certificates” above.

Non-REMIC and Non-FASIT Debt Securities.

Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates.

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates.

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs,  a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

State Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans.  Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements.  Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.  Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in securities may cause the primary assets and other assets included in a related trust fund to be deemed Plan assets.  The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein.  For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  To the extent the securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan.  If the primary assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as any servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan.  In addition, if the primary assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1)

The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)

The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3)

In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the primary assets which are fully secured, the Exemption covers subordinated securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency.  The Exemption also applies to securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4)

Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of securities in reliance on the Exemption;

(5)

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6)

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7)

The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act of 1933, as amended; and

(8)

For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

The rating of a security may change.  If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it).  Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions.  An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)

permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a.

is denominated in U.S. dollars;

b.

pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c.

has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by primary assets (“Allowable Notional Amount”);

d.

is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e.

has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and

f.

does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

a.

a “qualified professional asset manager” (“QPAM”) under PTCE 84-14,

b.

an “in-house asset manager” under PTCE 96-23 or

c.

has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a.

obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b.

cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a.

obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b.

cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c.

terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to securities purchased by Plans if it meets the following conditions:

a.

it is denominated in U.S. dollars;

b.

it pays an Allowable Interest Rate;

c.

it is not Leveraged;

d.

it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e.

it is entered into between the trust fund and an eligible counterparty; and

f.

it has an Allowable Notional Amount.The Exemption permits transactions using a Pre-Funding Account whereby a portion of the primary assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such primary assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans and the servicing, management and operation of the trust fund.  A fiduciary of a Plan contemplating purchasing a security should make its own determination that the general conditions set forth above will be satisfied for that security.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.  An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the securities, the depositor, any servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations For Securities Which Are Notes

Without regard to whether securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable.  Included among such exemptions are:  the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers.  It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, any servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans.  Because these parties may receive certain benefits in connection with the sale of securities, the purchase of securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.  Accordingly, securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith.  In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts.  The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby.

Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment

Unless otherwise specified in the related prospectus supplement, the securities will not constitute “mortgage related securities” under SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

Ratings

It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.

Plan of Distribution

The depositor may offer each series of securities through Lehman Brothers Inc. or one or more other firms that may be designated at the time of each offering of the securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.

Legal Matters

Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by McKee Nelson LLP, New York, New York.

Available Information

Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

A trust fund formed to issue securities under this prospectus will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, for the required period of time, reports and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:  Chicago Regional Office, 500 West Madison Street, Chicago, Ill. 60661 and New York Regional Office, 233 Broadway, New York, N.Y. 10279. Copies of that material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Index Of Defined Terms

1986 Act

56

AFR

52

Allowable Interest Rate

82

Allowable Notional Amount

82

Assumed Reinvestment Rate

6

Code

52

Debt Securities

56

Depositor Securities

51

Designated Transaction

80

DOL

79

DOL Pre-Funding Period

84

DOL Regulations

79

Enhancement

6

ERISA

79

Excluded Plan

84

Exemption

80

EYS Agreement

83

FASIT

54

Fitch

80

Foreign Person

53

Grantor Trust

56

Grantor Trust Certificates

56

High-Yield Interests

55

IRS

52

Leveraged

82

Moody's

80

OID

57

OID Regulations

56

PAC Method

58

Parties in Interest

79

Partner Certificates

56

Plans

79

PS Agreement

13

PS Depositor

14

PS Servicer

14

PS Trustee

14

PTCE

81

PTE

80

QPAM

82

Qualified Stated Interest

57

Rating Agency

80

RCRA

43

REIT

56

REMICs

53

S&P

80

SBJPA of 1996

77

Security Owner

52

Standard Certificates

71

Stripped Bond Rules

71

Stripped Certificates

71

Swap

81

Swap Agreement

81

Tiered REMICs

77

U.S. Person

53

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$100,000,000 (approximate)

LEHMAN HOME EQUITY

LOAN TRUST 2004-3

Home Equity Loan

Asset-Backed Certificates,

Series 2004-3

Home Loan and Investment Bank, F.S.B.,

as Seller and Servicer

Lehman ABS Corporation,

as Depositor

__________________

PROSPECTUS SUPPLEMENT

May 28, 2004

__________________

LEHMAN BROTHERS